Exhibit 10(a)

                        NOTE PURCHASE AND LOAN AGREEMENT


                                       for


                           SEVEN SEAS PETROLEUM INC.,
               a Cayman Islands exempted company limited by shares



                                  July 9, 2001



                           COMMERCIAL LAW GROUP, P.C.
                            ATTORNEYS AND COUNSELORS
   2725 Oklahoma Tower o 210 Park Avenue o Oklahoma City, Oklahoma 73102-5604
              Telephone (405) 232-3001 o Telecopier (405) 232-5553


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                                TABLE OF CONTENTS

1.       Purchase; Authorization...........................................1

2.       Closing...........................................................1

3.       Corporation's Representations and Warranties.  ...................1

         3.1      Organization and Standing................................2
         3.2      Subsidiaries.............................................2
         3.3      Corporate Power..........................................2
         3.4      Investments..............................................3
         3.5      Minute Books.............................................3
         3.6      Capitalization...........................................3
         3.7      Subsidiary Capitalization................................4
         3.8      No Violation.............................................5
         3.9      Validity.................................................5
         3.10     SEC Documents............................................6
         3.11     Financial Statements.....................................6
         3.12     Absence of Undisclosed Liabilities.......................6
         3.13     Absence of Certain Changes...............................7
         3.14     Contracts, Leases, and Other Agreements..................7
         3.15     ERISA....................................................8
         3.16     Arrangements with Related Parties........................8
         3.17     Taxes....................................................9
         3.18     Insurance.  .............................................9
         3.19     Litigation...............................................9
         3.20     Consents................................................10
         3.21     Title to Properties; Liens and Encumbrances.............10
         3.22     Compliance with Law and Other Instruments...............10
         3.23     Registration Rights.....................................11
         3.24     Federal Reserve Regulations.............................11
         3.25     Reserve Information.....................................11
         3.26     Securities Classes......................................11
         3.27     Solicitation............................................12
         3.28     Registration Requirements...............................12
         3.29     Certificates............................................12
         3.30     Full Disclosure.........................................12
         3.31     Acknowledgment..........................................12

4.       Lender's Representations and Warranties..........................12

         4.1      Authorization; Power....................................13
         4.2      Investment Representations..............................13

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                  4.2.1    Economic Risk..................................13
                  4.2.2    Acquisition for Own Account....................13
                  4.2.3    Protection.....................................13
                  4.2.4    Corporation Information........................13
                  4.2.5    Residence......................................14

5.       Lender's Conditions..............................................14

         5.1      Representations and Warranties Correct..................14
         5.2      Performance.............................................14
         5.3      Compliance Certificate..................................14
         5.4      Omnibus Certificate.....................................14
         5.5      Adverse Events..........................................15
         5.6      Legal Opinion...........................................15
         5.7      Comfort Letter..........................................20
         5.8      Legal Investment........................................20
         5.9      Qualifications..........................................20
         5.10     Due Diligence...........................................20
         5.11     Expenses................................................20
         5.12     Purchase of Series B Notes..............................20
         5.13     Proceedings and Documents...............................20
         5.14     Collateral Perfection and Put Option....................21
         5.15     Amendments of Articles..................................21

6.       Corporation's Conditions.........................................21

         6.1      Representations and Warranties True.....................21
         6.2      Performance of Obligations..............................21
         6.3      Payment.................................................21
         6.4      Consents, Permits and Waivers...........................21
         6.5      Fairness Opinion........................................21
         6.6      Certain Collateral Agreements...........................21

7.       Affirmative Covenants............................................22

         7.1      Financial Statements and Information....................22

                  7.1.1    SEC Filings....................................22
                  7.1.2    Compliance Certificate.........................22
                  7.1.3    Budget.........................................22
                  7.1.4    Auditors Reports...............................22
                  7.1.5    Third Party Information........................23
                  7.1.6    Litigation.....................................23
                  7.1.7    Material Adverse Developments..................23
                  7.1.8    Other Information..............................24

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         7.2      Accounting..............................................24
         7.3      Insurance...............................................24
         7.4      Payment of Taxes........................................24
         7.5      Compliance With Laws....................................24
         7.6      Corporate Existence; Property and Operations............24
         7.7      Inspection and Other Rights.............................25
         7.8      Use of Proceeds.  ......................................25
         7.9      Escrow of Interest Payment..............................25
         7.10     Charter Amendments......................................25
         7.11     Exemption Maintenance...................................26
         7.12     Pipeline Operation......................................26
         7.13     Dormant Subsidiaries....................................26
         7.14     Production Proceeds.....................................26

8.       Corporation's Negative Covenants.................................26

         8.1      Dividends...............................................26
         8.2      Redemptions.............................................27
         8.3      Mergers.................................................27
         8.4      Sale of Assets..........................................27
         8.5      Liquidations............................................27
         8.6      Charter Amendments......................................27
         8.7      Affiliate Transactions..................................27
         8.8      Investments.............................................27
         8.9      Capital Expenditures....................................28
         8.10     Loans...................................................28
         8.11     Other Business..........................................28
         8.12     Subsidiaries............................................28
         8.13     Indebtedness............................................28
         8.14     Related Agreements.  ...................................28
         8.15     Restrictive Agreements..................................28
         8.16     Liens...................................................29
         8.17     Transactions............................................29
         8.18     Participating Preferred Stock...........................29
         8.19     Debt Prepayment.........................................29
         8.20     No Excess Working Capital to Subsidiaries...............29

9.       Related Agreements...............................................29

10.      Payment or Exchange of Series B Notes............................29

11.      Default..........................................................29

         11.1     Nonpayment of CEC Note..................................30
         11.2     Breach of Agreement.....................................30
         11.3     Representations and Warranties..........................30

         11.4     Material Agreements.....................................30
         11.5     Indebtedness............................................30
         11.6     Insolvency..............................................30
         11.7     Bankruptcy..............................................30
         11.8     Receivership............................................31
         11.9     Judgment................................................31
         11.10    Concession Contracts....................................31
         11.11    Indentures..............................................31
         11.12    Change of Control.......................................31
         11.13    Opportunity to Cure.....................................32

12.      Remedies.........................................................32

         12.1     Exercise Remedy.........................................32
         12.2     Selective Enforcement...................................32
         12.3     Waiver of Default.......................................32

13.      Agent Appointment; Jurisdiction..................................32

14.      Indemnification..................................................33

         14.1     Procedure...............................................34
         14.2     Environmental and Governmental.  .......................34
         14.3     Other Remedies..........................................34

15.      Effectiveness of Agreement and Termination.......................34

16.      Miscellaneous....................................................35

         16.1     Fees and Expenses.......................................35
         16.2     Consent to Amendments; Waivers..........................35
         16.3     Representations and Warranties..........................36
         16.4     Successors and Assigns..................................36
         16.5     Severability............................................36
         16.6     Construction; Currency..................................36
         16.7     Notices.................................................36
         16.8     Governing Law...........................................36
         16.9     Exhibits and Schedules..................................36
         16.10    Exchange of Certificates................................37
         16.11    Confidentiality.........................................37
         16.12    Public Announcements....................................37
         16.13    Final Agreement.........................................37
         16.14    Execution in Counterparts...............................38
         16.15    ACKNOWLEDGMENTS AND ADMISSIONS..........................38
         16.16    JOINT ACKNOWLEDGMENT....................................38
         16.17    WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC.............38

                            SEVEN SEAS PETROLEUM INC.
                        NOTE PURCHASE AND LOAN AGREEMENT

     THIS AGREEMENT is entered into effective July 9, 2001, between SEVEN SEAS PETROLEUM INC., a Cayman Islands exempted company limited by shares (the "Corporation") and all of the Subsidiaries of the Corporation (as defined in paragraph 3.2) and CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the "Lender").

                                 R E C I T A L S

     A. In order to raise additional funds to implement the Corporation's business plan, the Corporation desires to: (i) issue the Corporation's 12% Senior Secured Note due 2004 in the amount of TWENTY-TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($22,500,000.00) (the "CEC Note") coupled with detachable Warrants to purchase twelve million six hundred twelve thousand one hundred forty (12,612,140) shares (the "Warrants") of the Corporation's ordinary shares, par value $0.001 per share (the "Common Stock"); and (ii) issue the
Corporation's 12% Series B Senior Secured Notes due on the earlier of consummation of the Rights Offering (as hereinafter defined) or November 7, 2004 in the amount of TWENTY TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($22,500,000.00) (the "Series B Notes").

     B. The Lender desires to purchase from the Corporation and the Corporation desires to issue and sell to the Lender: (a) the CEC Note in the principal amount of TWENTY-TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($22,500,000.00); and
(b) Warrants to purchase twelve million six hundred twelve thousand one hundred forty (12,612,140) shares (as adjusted) of Common Stock, for an aggregate purchase price of TWENTY-TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($22,500,000.00).

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Purchase; Authorization. Subject to the terms and conditions set forth herein, the Lender agrees to purchase from the Corporation and the Corporation hereby agrees to issue and sell to the Lender, the CEC Note in the principal amount of Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000.00) and the Warrants for an aggregate purchase price of Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000.00). Prior to the Closing (as hereinafter defined), the Corporation will: (a) duly authorize the issuance of the CEC Note and the Warrants to the Lender; and (b) duly authorize and reserve the shares of Common Stock to be issued on the exercise of the Warrants (the "Warrant Shares").

2. Closing. The consummation of the purchase and sale of the CEC Note and the Warrants to the Lender and the sale of the Series B Notes (the "Closing") will be held at the offices of Commercial Law Group, P.C., 210 Park Avenue, Suite 2725, Oklahoma City, Oklahoma 73102, on the earlier of: (a) the date all of the conditions precedent set forth in paragraph 5 of this Agreement have been performed to the reasonable satisfaction of the Lender or waived in writing by the Lender; and (b) July 23, 2001, at 10:00 a.m. local time, or at such other time, date and place as may be agreed to by the Corporation and the Lender (the "Closing Date"). At the Closing, the Corporation will deliver to the Lender: (y) the CEC Note in substantially the form at Exhibit "A" attached as a part hereof; and (z) the Warrants in substantially the form at Exhibit "B" attached as a part hereof, both duly executed and registered in the name of the Lender or the Lender's nominee. The Lender will deliver to the Corporation in immediately available funds the purchase price for the CEC Note and the Warrants to be acquired by the Lender.

3. Corporation's Representations and Warranties. As an inducement to the Lender to enter into and perform this Agreement, the Corporation and each of the Subsidiaries hereby severally represent and warrant to and covenant with the Lender as follows:

     3.1 Organization and Standing. The Corporation is an exempted company limited by shares duly organized, validly existing and in good standing under the laws of the Cayman Islands and continues in the Cayman Islands with all of the legal and contractual rights and interests the Corporation held as a Yukon, Canada corporation. The Corporation has the requisite power and authority to own all of the Corporation's properties, to conduct the Corporation's business as presently being conducted and to conduct the Corporation's business as it is proposed to be conducted. The Corporation is duly qualified to do business in those jurisdictions listed in Schedule "3.1." The Corporation does not and will not have any material properties or operations elsewhere and the Corporation is not and will not be subject to any material liability or disability in conducting business by reason of any failure to obtain any qualification to do business in any other jurisdiction. The Corporation conducts no business in any jurisdiction except through the Subsidiaries.

     3.2 Subsidiaries. Except for the subsidiaries set forth on Schedule "3.2" attached as a part hereof in which the Corporation directly owns one hundred percent (100%) of the legal and beneficial capital equity (the "Subsidiaries"), the Corporation does not directly or indirectly or through any entity or person own any voting power or capital of any corporation, association, partnership, limited liability company or other business entity. Each Subsidiary is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization listed on Schedule "3.2" and has the requisite power and authority to own all of such Subsidiary's properties, to conduct such Subsidiary's business as presently being conducted and to conduct such Subsidiary's business as it is proposed to be conducted. Each Subsidiary is duly qualified to do business in those jurisdictions listed in Schedule "3.2." No Subsidiary has or will have any material properties or operations in any jurisdiction not listed on Schedule "3.2" and each Subsidiary is not and will not be subject to any material liability or disability in conducting business by reason of failure to obtain any qualification to do any business in any other jurisdiction. As of the Closing Date and until the CEC Note is paid in full, the Subsidiaries listed on Schedule "3.2" as dormant or inactive will remain dormant and inactive and no business will be conducted directly or indirectly by, through or under any such Subsidiaries.

     3.3 Corporate Power. The Corporation has all requisite power and authority to: (a) enter into this Agreement and each of the agreements and instruments to be executed in connection herewith; (b) issue and sell the CEC Note and the Warrants; (c) issue the Warrant Shares; and (d) carry out and perform its obligations under the terms of this Agreement and any other document to be executed in connection herewith including, without implied limitation, that certain Pledge and Security Agreement, those certain Deed of Mortgage over Shares (or Charge Over Shares to the extent agreed to by the parties) and other collateral documents, each dated on or about the Closing Date between the Corporation and the Lender, as collateral agent, at Exhibit "C" attached as a part hereof (collectively, the "Pledge Agreement"), that certain Shareholder's Rights Agreement dated on or about the Closing Date between the Corporation and the Lender at Exhibit "D" attached as a part hereof (the "Shareholder's Rights Agreement") and that certain Registration Rights Agreement dated on or about the Closing Date between the Corporation and the Lender at Exhibit "E" attached as a part hereof (the "Registration Agreement") and the Collateral Sharing and Agency Agreement dated on or about the Closing Date between Lender and the trustee for the New Indenture at Exhibit "F" attached as a part hereof (the "Collateral Sharing Agreement" and together with the Pledge Agreement, the Shareholder's Rights Agreement, the Registration Agreement and any and all other documents and instruments executed and delivered in connection therewith, the "Related Agreements"). The
          Corporation has taken all actions necessary to authorize the execution, delivery and performance of this Agreement and the Related Agreements, the consummation of the transactions contemplated hereby and thereby and the issuance and delivery of the CEC Note, the Warrants and the Warrant Shares. This Agreement and the Related Agreements are legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

     3.4 Investments. Neither the Corporation nor the Subsidiaries own of record or beneficially any Investment (as hereafter defined) other than Investments in the Subsidiaries and Investments of the type permitted under paragraph 8.8 of this Agreement and Investments disclosed in the Corporation's most recent 10-Q filed with the SEC. For purposes of this Agreement the term "Investment" means: (a) all investments in the form of loans, advances or capital contributions;
          (b) all guarantees of indebtedness or other obligations of any other person or entity; (c) all purchases (or other acquisitions for consideration) of capitalized assets, indebtedness, capital stock or other securities of any other person or entity; and (d) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) or advances on a balance sheet prepared in accordance with generally accepted accounting principles in the United States ("GAAP").

     3.5 Minute Books. The minute books of the Corporation contain a complete and correct summary in all material respects of all meetings of the Corporation's Board of Directors (the "Board") and the Corporation's shareholders since the inception of the Corporation. The minute books of each Subsidiary contain a complete and correct summary in all material respects of all meetings of the board of directors of such Subsidiary and such Subsidiary's shareholders since the inception of such Subsidiary. The originals or true and correct copies of such minute books have been made available to the Lender.

     3.6 Capitalization. As of the Closing, the Corporation's authorized capital stock will consist of two hundred million (200,000,000) shares, par value $0.001 per share, of which one hundred fifty million (150,000,000) shares are designated as ordinary shares and fifty million (50,000,000) are shares which may be designated by the Board. After consummation of the transactions contemplated by this Agreement and the Rights Offering, the only shares of capital stock issued and outstanding will be 37,836,420 shares of fully paid and non-assessable Common Stock, there will be no shares of any other class of capital stock or equity issued or outstanding and the only shares of Common Stock reserved for issuance or committed to be issued will be: (a) shares issuable upon the exercise of stock options under the Corporation's 1995, 1996 and 1997 stock option plans under which options to purchase 4,686,934 shares of Common Stock have been granted at exercise prices reflected in Schedule "3.6" attached hereto and made a part hereof and 669,954 shares are available for option grants;
          (b) 12,612,140 shares issuable upon the exercise of the Warrants;  and
          (c) 12,612,140 shares issuable upon the exercise of warrants (the "RO Warrant Shares") to be issued in connection with the Rights Offering (the "RO Warrants"). As of the Closing, there will be no declared but unpaid dividends or undeclared dividend arrearage on any shares of capital stock of the Corporation. In addition, as of the Closing, except as set forth in this paragraph, there will not exist any stock appreciation rights, phantom stock plans, preemptive rights, conversion rights, options, warrants or agreements granted, issued by or binding on the Corporation for the purchase or acquisition of any shares of its capital stock other than those issued, reserved or committed to be issued pursuant to this Agreement, the Related Agreements and pursuant to that certain rights offering to be made to the Common Stock holders of the Corporation pursuant to which the shareholders of the Corporation will be granted the right to purchase an approximate pro rata share of the Corporation's Series A Senior Secured Notes due 2004 in the aggregate principal amount of Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000.00) (the "Series A Notes") coupled with detachable RO Warrants (the "Rights Offering") all on terms substantially similar to the terms of this Agreement with the proceeds to be used exclusively to refinance the Series B Notes. All outstanding securities of the Corporation were issued in compliance with all Cayman Islands and United States federal and state securities laws.

     3.7 Subsidiary Capitalization. Each Subsidiary's authorized, issued and outstanding capital stock or other equity interests is as set forth on Schedule "3.7" attached as a part hereof. The issued and outstanding shares of capital stock or other equity interests of each Subsidiary are as set forth on Schedule "3.7" are owned of record one hundred percent (100%) by the Corporation legally and beneficially. As of the Closing, there will be no declared but unpaid dividends or undeclared dividend arrearage on any shares of capital stock or other equity interests of any of the Subsidiaries. As of the Closing there will not exist any stock appreciation rights, phantom stock plans, preemptive rights, conversion rights, options, warrants or agreements granted, issued by or binding on any Subsidiary for the purchase or acquisition of any shares of such Subsidiary's capital stock or other equity interests. All outstanding securities of each Subsidiary were issued in compliance with all laws of the jurisdiction under which such Subsidiary was formed and United States federal and state securities laws.

     3.8 No Violation. The execution, delivery, consummation and performance of this Agreement, the CEC Note, the Warrants and the Related Agreements and the transactions contemplated thereby will not (with or without notice, the passage of time or both): (a) conflict with or result in a breach of any provision of the Memorandum of Association or Articles of Association of the Corporation or the formation or governing documents of any Subsidiary; (b) result in a default, give rise in any third party of the right to exercise any termination, cancellation, acceleration or any other remedy, or require any consent or approval under the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, hedging arrangement, license, agreement, lease or other instrument or obligation which is binding on the Corporation, any Subsidiary or any of their assets and is material to the Corporation and the Subsidiaries taken as a whole; (c) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to the Corporation, any Subsidiary or any of their assets which, singly or in the aggregate, would have a Material Adverse Effect (as hereinafter defined); (d) violate the listing rules of the American Stock Exchange ("AMEX") or adversely impact the Corporation's listing agreement with AMEX; or (e) require the Corporation or any of the Subsidiaries to guarantee any indebtedness or grant a lien or encumbrance on any of their respective assets except as provided herein to secure the obligations hereunder. Neither the Corporation nor any of the Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules or regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

     3.9 Validity. The Warrants and the Warrant Shares when issued in accordance with the terms of this Agreement and the Related
          Agreements, will be duly and validly issued, fully paid, non-assessable and free and clear of all liens, claims and encumbrances. The CEC Note, the Warrants, this Agreement and the Related Agreements have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Corporation and this Agreement has been duly authorized, executed and delivered by each of the Subsidiaries. The CEC Note, the Warrants, this Agreement and the Related Agreements will be valid and binding obligations and agreements of the Corporation enforceable against the Corporation in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally. This Agreement will be a valid and binding obligation and agreement of each of the Subsidiaries enforceable against each Subsidiary in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally. On the Closing Date, to the extent applicable thereto, the CEC Note, the Warrants, this Agreement and the Related Agreements will conform in all material respects to the rules and regulations of the Securities and Exchange Commission (the "SEC").

     3.10 SEC Documents. The Lender has had or will have available to the Lender a true, correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Corporation with the SEC since December 31, 1997 and prior to the Closing Date (the "SEC Documents"), which are all the documents (other than preliminary material) that the Corporation was or will be required to file with the SEC since December 31, 1997. Except as set forth in Schedule "3.10" attached hereto as a part hereof, as of their respective dates, the SEC Documents complied or will comply in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and none of the SEC Documents contained as of their respective dates any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.11 Financial Statements. The financial statements of the Corporation included in the SEC Documents (the "Financial Statements") have been prepared in accordance with the applicable published rules and regulations of the SEC with respect thereto and in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects, in accordance with applicable requirements of GAAP (in the case of unaudited statements, subject to normal, recurring adjustments), the consolidated financial position of the Corporation and the Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Corporation and the Subsidiaries for the periods presented therein. The unaudited financials statements of each of the Subsidiaries which have been provided to the Lender are correct and complete and fairly reflect the financial condition of each of the Subsidiaries as of the date thereof and have been prepared in conformity with accounting principles applied on a basis consistent with that of preceding periods.

     3.12 Absence of Undisclosed Liabilities. As of the Closing, the Corporation and each Subsidiary will not have any material debt, liability or obligation of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated, due or to become due) arising out of any transactions, series of transactions, action or inaction or facts or conditions existing on or prior to the Closing (regardless of when such liability or obligation is asserted) except:
          (a) as listed on Schedule "3.12" attached as a part hereof or disclosed in the Corporation's most recent 10-Q filed with the SEC; or
          (b) clearly and accurately disclosed in and accounted for in the Financial Statements. Except for the foregoing, the Corporation and its officers and directors do not know, and have no reasonable grounds to know, of any basis for the assertion against the Corporation or any Subsidiary of any material liabilities or obligations not clearly and adequately reflected, reserved and disclosed in the Financial Statements or the SEC Documents.

     3.13 Absence of Certain Changes. As of the Closing there will not have occurred since the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000: (a) any change, occurrence, condition or development that will or is likely to have a Material Adverse Effect;
          (b) any dividend, distribution, recapitalization, combination, redemption, subdivision or purchase with respect to any shares of the capital stock of the Corporation or any Subsidiary, except between and among the Corporation and the Subsidiaries; (c) any new indebtedness for borrowed money incurred by the Corporation or any Subsidiary, except between and among the Corporation and the Subsidiaries; (d) any sale, transfer or lease of any of the assets of the Corporation or any Subsidiary, except in the ordinary course of business or as set forth in Schedule "3.13" attached hereto and made a part hereof; (e) any mortgage or pledge of, grant of security interest in or other lien or encumbrance against any of the assets of the Corporation or any Subsidiary; (f) any cancellation, compromise, release or waiver of any material claims, indebtedness or obligations owing to the Corporation or any Subsidiary except (whether pursuant to a contract agreement or otherwise) as a result of payments of such obligations in the ordinary course of business consistent with past practices; (g) any material increase or change, (or offer or promise whether or not legally binding) in any salary, compensation or employee benefits with respect to any employee of the Corporation or any Subsidiary outside the ordinary course; (h) any physical damage, destruction or loss (whether or not covered by insurance) with respect to the properties, business or prospects of the Corporation which will or is likely to have a Material Adverse Effect; (i) any changes in the accounting principles, methods or practices utilized by the Corporation or any of its Subsidiaries (including depreciation or amortization policies or rates); (j) any actual or threatened cancellation, default, termination or dispute under any production sharing contract, Concession Agreements (as hereinafter defined), exploration agreement, transportation license or similar agreement with the government of Colombia or Empresa Colombiana de Petroleos ("Ecopetrol") or under any other material agreement, contract or relationship which is binding on the Corporation, any Subsidiary or their assets which would have a Material Adverse Effect; or (k) any action taken by the Corporation or its Subsidiaries with respect to the foregoing.

     3.14 Contracts, Leases, and Other Agreements. Except as set forth in Schedule "3.14" or Schedule "3.15" attached as a part hereof and in the Corporation's most recent 10-K or 10-Q filed with the SEC and except for this Agreement, the Existing Indenture and the New Indenture, the Corporation and the Subsidiaries are not parties to or bound by any material contract, lease, agreement, plan, license, arrangement, obligation or commitment (collectively, the "Contracts"):
          (a) which is a requirement or output contract; (b) relating to any indebtedness, guaranty, surety or indemnification by or for the Corporation or any Subsidiary; (c) prohibiting the Corporation or any Subsidiary from freely engaging in any business or competing anywhere in the world; or (d) that is otherwise material to the business of the Corporation or any of its Subsidiaries. All Contracts to which the Corporation or any Subsidiary is a party or by which any of their assets are bound are listed in Schedule "3.14" and all Contracts including, without limitation, the Dindal Association Contract issued by Ecopetrol in March1993, the Rio Seco Association Contract issued by Ecopetrol in August 1995, the Rosablanca Association Contract issued by Ecopetrol in February 1998, the Deep Dindal Association Contract issued by Ecopetrol in April 2001 and the Cristales Association
          Contract issued by Ecopetrol in April 2001 (the "Concession Agreements"), are valid, binding and in full force and effect. There is no material breach, default, or event which, (with notice, lapse of time or both) would constitute a material breach or default by the Corporation, any Subsidiary or any other party to any of the Contracts. Neither the Corporation nor any of its Subsidiaries has received any notice of breach, cancellation, termination or non-renewal of any Contract.

     3.15 ERISA. Except as set forth in Schedule "3.15" attached as a part hereof, neither the Corporation nor any Subsidiary has maintained, sponsored, adopted, made contributions to, obligated itself to make contributions to, agreed to pay any benefits under, or granted rights under or with respect to any employee benefit plan ("Employee Benefit Plan") which includes, without implied limitation, any retirement plan, deferred compensation plan, medical plan, life insurance plan, long-term disability plan, dental plan, personnel policy (including, but not limited to, vacation time, holiday pay, bonus programs, moving expense reimbursement programs and sick leave), excess benefit plan, bonus or incentive plan (including, but not limited to, stock options, restricted stock, stock bonus and deferred bonus plans), salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement, workers compensation law, unemployment compensation law, social security law or any other benefit, program or contract, (whether written, oral, voluntary or pursuant to a collective bargaining agreement), which could give rise to or result in the Corporation or any Subsidiary having any debt, liability, claim or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not due or to become due. Correct and complete copies (or descriptions, if oral) of all Employee Benefit Plans have been furnished to the Lender.

     3.16 Arrangements with Related Parties. Except as set forth on Schedule "3.16" attached as a part hereof and in the Corporation's most recent 10-K or 10-Q filed with the SEC and except for the Series B Notes, the Rights Offering and related documents, there are no direct or indirect contracts, arrangements or proposed transactions between the Corporation or any Subsidiary and any Affiliate (as hereafter defined) of the Corporation or any Subsidiary. For purposes of this Agreement the term "Affiliate" means as to any person or entity, any other person or entity controlling, controlled by or under common control with that person or entity (whether such control is direct or indirect). Each executive officer and director of the Corporation or any Subsidiary (together with their immediate family members) is automatically deemed to be an Affiliate of the Corporation and each Subsidiary.

     3.17 Taxes. All foreign (including, without limitation, Canadian, Cayman Islands, Panama and Colombian), and United States federal and state, income, sales, employment and other tax returns and reports (the "Tax Returns") of the Corporation and each Subsidiary required by law to be filed have been timely filed or valid extensions have been obtained. The Tax Returns which have been filed comply with all applicable laws, accurately reflect the results of the Corporation's operations and are true and correct in all respects. All taxes (including, without limitation, all fees, penalties, interest and other governmental charges, the "Taxes") which are due and payable have been timely paid and properly recorded in the appropriate accounting records in a manner consistent with the applicable laws and the Corporation's past practices. There is no pending or known threatened audit of or claim against the Corporation or any Subsidiary which might result in the assessment or payment of additional Taxes in excess of the amounts reflected on the Financial Statements or Tax Returns. The Corporation and the Subsidiaries have not executed any waiver of any statute of limitations related to any assessment of Taxes, filed or joined in any Tax Returns on a unitary, combined or consolidated basis, been required to pay any Taxes attributable to any other member of any group or affiliated corporations that file consolidated returns for federal income tax purposes by reason of Treasury Regulation ss.1.1502-6 or any comparable provision of state or local law that provides for joint or several liability, in whole or in part agreed to and are not required to make any adjustments under ss. 481(a) of the Internal Revenue Code by reason of a change in accounting method or otherwise consented to have the provisions of ss. 341(f)(2) of the Internal Revenue Code apply to any sale of its capital stock or become parties to any tax sharing agreements.

     3.18 Insurance. Schedule "3.18" attached as a part hereof is a true, correct and complete list and description (including policy numbers) of all insurance policies owned by the Corporation and each Subsidiary or otherwise pertaining to their business. The insurance policies are in full force and effect, no default has occurred under any policy and no notice of cancellation, intent to cancel, notice of premium increase or any other notice regarding such notices has been received by the Corporation or any Subsidiary. The insurance policies insure the Corporation and the Subsidiaries against all risks and liabilities normally insured against by companies similarly situated to the Corporation and the Subsidiaries. Schedule "3.18" also contains a list of all pending claims with respect to any insurance policy and any instances of a denial, limitation or reservation of coverage by any insurance company.

     3.19 Litigation. Except as set forth on Schedule "3.19" attached as a part hereof, there have been no actions, suits, proceedings or investigations pending or threatened against or affecting the Corporation or any Subsidiary during the last two (2) years before or by any foreign, federal, state, municipal or other governmental court, department, commission, board, agency or instrumentality. None of the matters listed in Schedule "3.19" could reasonably be expected to, alone or in the aggregate, have a material adverse effect on the business, assets, prospects, operations, employee relations, rights, business, prospects, results of operations or condition, financial or otherwise, of the Corporation and the Subsidiaries, taken as a whole (a "Material Adverse Effect"). The Corporation and the Subsidiaries:
          (a) are not operating under, subject to or in default with respect to any material order, writ, injunction or decree of any court or foreign, federal, state, municipal or other governmental department, commission, board, agency or instrumentality, foreign or domestic; (b) are not charged or threatened with a violation, or under investigation with respect to possible violation, of any material provision of any foreign, federal, state or local law or administrative ruling or regulation relating to any of them or their business, affairs, assets, prospects, operations, employee relations or condition, financial or otherwise; and (c) have not received any material complaint from any supplier, customer, client, vendor, well participant, royalty owner, licensor, employee or contractor.

     3.20 Consents. All consents, approvals, qualifications, orders, authorizations or filings with respect to or required in connection with the Corporation's execution, delivery and performance of the CEC Note, the Warrants, this Agreement and the Related Agreements have been obtained and evidence thereof provided to the Lender.

     3.21 Title to Properties; Liens and Encumbrances. The Corporation and each Subsidiary have defensible title to all of their properties and assets free and clear of all mortgages, liens and encumbrances, except liens for current taxes not yet due and minor liens and encumbrances which do not materially impair the operations of the Corporation and the Subsidiaries. With respect to properties and assets they hold under the Concession Agreements or leases, the Corporation and the Subsidiaries are in compliance with such agreements and leases and hold a valid license or leasehold interest thereunder free of all liens, claims or encumbrances, and to the best knowledge of the Corporation, all other parties to the Concession Agreements and leases are in compliance with the material terms thereof. The Corporation's and the Subsidiaries' properties and assets are in good condition and repair in all material aspects. The Corporation and each of the Subsidiaries have defensible title to and the right to use all assets necessary to conduct their businesses as presently conducted or as proposed to be conducted free and clear of any liens, claims and encumbrances.

     3.22 Compliance  with Law and Other  Instruments.  The  Corporation and the
          Subsidiaries: (a) are in full compliance (and not in violation of) any applicable articles or certificate of incorporation, bylaws, mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation, except to the extent such failure to comply or violation would not have a Material Adverse Effect; (b) have or can reasonably be expected to obtain all material franchises, permits, licenses and approvals necessary to conduct their business as presently conducted and as proposed to be conducted; and (c) have no knowledge of any change to any law, statute, rule or regulation which could adversely affect the Corporation, any Subsidiary or their business as presently conducted or as proposed to be conducted.

     3.23 Registration Rights. Except pursuant to the Registration Agreement, the RO Warrants to be issued in the Rights Offering and the other agreements listed in Schedule "3.23" attached hereto as a part hereof, there are no contracts, agreements or understandings between the Corporation and any person granting such person the right to require the Corporation to file a registration statement under the Securities Act with respect to any securities of the Corporation or to require the Corporation to include such securities with the Warrant Shares to be registered pursuant to the Registration Agreement.

     3.24 Federal Reserve Regulations. Neither the Corporation nor any of the Subsidiaries nor any agent thereof acting on the behalf of any of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the CEC Note and Warrants to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R.
          Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

     3.25 Reserve Information. The information which was supplied by the Corporation to Ryder Scott Company Petroleum Consultants (the "Reserve Engineer"), being independent petroleum engineers, for purposes of evaluating the oil and gas reserves of the Corporation and the Subsidiaries as of December 31, 2000, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices, as indicated in the letter of the Reserve Engineer dated February 21, 2001 (the "Reserve Letter"). The Reserve Engineer was, as of the date of the Reserve Letter and is, as of the date hereof, independent with respect to the Corporation and the Subsidiaries. Other than normal production of the reserves and product price fluctuations and except as set forth in Schedule "3.25" attached hereto as a part hereof, the Corporation is not aware of any facts or circumstances that would result in a material adverse change in the reserves, or the present value of future net cash flows therefrom, as reflected in the Reserve Letter and the reserve reports referenced therein. Estimates of such reserves and present values as described in the Reserve Letter and the reserve reports referenced therein comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.

     3.26 Securities Classes. When the CEC Note is issued and delivered pursuant to this Agreement, the CEC Note will not be of the same class (within the meaning of Rule 144A under the Securities Act) as any security of the Corporation or the Subsidiaries that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

     3.27 Solicitation. No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Corporation, the Subsidiaries or any of their respective representatives in connection with the offer and sale of the CEC Note or the Warrants including, without limitation, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the CEC Note have been issued and sold by the Corporation within the six (6) month period immediately prior to the date hereof.

     3.28 Registration Requirements. Assuming the accuracy of the Lender's representations and agreements set forth in this Agreement, no registration under the Securities Act of the CEC Note or the Warrants is required for the sale of the CEC Note and the Warrants to the Lender as contemplated by this Agreement.

     3.29 Certificates. Each certificate signed by any officer of the Corporation or any Subsidiary and delivered to any of the Lender or counsel for the Lender will be deemed to be a representation and warranty by the Corporation and the Subsidiaries to the Lender as to the matters covered thereby.

     3.30 Full Disclosure. This Agreement, the Related Agreements and any schedule referenced in or attached to this Agreement or any of the Related Agreements, any document furnished to the Lender under this Agreement and any certification furnished to the Lender under this Agreement or any of the Related Agreements do not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements made, in the circumstances under which they were made, not misleading. All of the representations, warranties and covenants in this Agreement and in the Related Agreements are true and correct as of the date made, will be true and correct as of the Closing and will survive and not be waived, discharged, released, modified, terminated or affected by the Closing or any due diligence by the Lender.

     3.31 Acknowledgment. The Corporation acknowledges that the Lender and, for purposes of the opinions to be delivered to the Lender pursuant to this Agreement, counsel to the Corporation and the Subsidiaries and counsel to the Lender will rely upon the accuracy and truth of the foregoing representations and the Corporation hereby consents to such reliance.

4. Lender's Representations and Warranties. The Lender represents and warrants to the Corporation as follows:

     4.1 Authorization; Power. The Lender has all requisite legal power and authority to execute, deliver and perform this Agreement and the Related Agreements to which it is a party. The Lender has taken all necessary action for the authorization, execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated thereby. This Agreement and the Related Agreements are legal, valid and binding obligations of the Lender, which are enforceable against the Lender in accordance with their terms.

     4.2 Investment Representations. The Lender understands that the CEC Note, the Warrants and the Warrant Shares are not registered under the Securities Act. The Lender also understands that the CEC Note and Warrants are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Lender's representations contained in this Agreement. The Lender hereby represents and warrants as follows:

          4.2.1 Economic Risk. The Lender has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Corporation so the Lender is capable of evaluating the merits and risks of an investment in the Corporation. The Lender understands that:
                    (a) the investment contemplated by this Agreement involves a substantial degree of risk; (b) the Lender must bear the economic risk of this investment indefinitely unless the CEC Note, the Warrants or the Warrant Shares are registered pursuant to the Securities Act, or an exemption from registration is available; and (c) the Corporation has no present intention of registering the CEC Note, the Warrants or the Warrant Shares. The Lender also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Lender to transfer all or any portion of the CEC Note, the Warrants or the Warrant Shares.

          4.2.2 Acquisition for Own Account. The Lender is acquiring the CEC Note, the Warrants and the Warrant Shares for the Lender's own account for investment purposes only, and does not intend to distribute the CEC Note, the Warrants or the Warrant Shares.

          4.2.3 Protection. The Lender represents that the Lender: (a) is an accredited investor within the meaning of Regulation D promulgated under the Securities Act; (b) has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements; and (c) is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

          4.2.4 Corporation Information. The Lender has: (a) received and read all information that the Lender has requested regarding the Corporation's business, management and financial affairs; (b) had the opportunity to discuss such matters with directors, officers and management of the Corporation;
                    (c)  had  the   opportunity  to  review  the   Corporation's
                    operations and facilities; and (d) had the opportunity to ask questions of and receive answers from the Corporation and its management regarding the terms and conditions of this investment.

          4.2.5 Residence. The office or offices of the Lender in which its investment decision was made is located at the address or addresses of the Lender set forth on the signature page hereto. The Lender represents that no offer to purchase securities of the Corporation was made outside such jurisdiction.

5. Lender's Conditions. The obligation of the Lender to purchase the CEC Note and the Warrants at the Closing is subject to the fulfillment to the Lender's satisfaction of each of the following conditions:

     5.1 Representations and Warranties Correct. The representations and warranties made by the Corporation in paragraph 3 of this Agreement will be true and correct when made and will be true and correct in all material respects as of the Closing, with the same force and effect as if made on and as of the date of Closing.

     5.2 Performance. All covenants, agreements and conditions contained in this Agreement and the Related Agreements to be performed by the Corporation or the Subsidiaries at or prior to the Closing will have been performed and each of the Related Agreements will be satisfactory to the Lender and the Lender's counsel in form and content. The foregoing includes the execution and delivery of this Agreement, the CEC Note, the Warrants, the Related Agreements and the documents required thereby and any other instrument, agreement or document reasonably requested by the Lender including, without limitation, security documents in form and substance satisfactory to the Lender and its counsel which may include (a) a requirement that the shares of the Subsidiaries be registered in the name of the Lender or a nominee or agent for the Lender and the trustee for the holders of the Series B Notes and the Series A Notes to be issued in the Rights Offering, and (b) the issuance of other instruments to protect the Lender's interests.

     5.3 Compliance Certificate. The Corporation will have delivered to the Lender a certificate of the Corporation, executed by its President dated the date of Closing truthfully certifying to the fulfillment of the conditions specified in this paragraph 5, that there has not been a material adverse change in the Corporation, any Subsidiary or the assets and businesses of the foregoing since the date of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 such other matters as the Lender may reasonably request.

     5.4 Omnibus Certificate. The Corporation will have delivered to the Lender copies of each of the following in form and substance satisfactory to the Lender and certified by the Secretary of the Corporation to be in full force and effect on the date of the Closing: (a) the certificate of incorporation (or other formation documents as applicable) of the Corporation and each Subsidiary certified by the jurisdiction of formation as of a date not earlier than May 21, 2001; (b) good standing certificates with respect to the Corporation and each Subsidiary certified by the jurisdiction of formation as of a date not more than twenty-one (21) days prior to the Closing; (c) good standing certificates with respect to the Corporation and each Subsidiary certified by the jurisdictions in which the conduct of their businesses require them to be in good standing, in each case as of a date not more than twenty-one (21) days prior to the Closing; (d) the bylaws (or equivalent documents) of the Corporation and each Subsidiary; and (e) resolutions of the Board and each Subsidiary authorizing the (i) the execution, delivery and performance of this Agreement, the CEC Note, the Warrants and the Related Agreements, and
          (ii) the transactions contemplated thereby including the issuance and sale of the CEC Note, the Warrants and the Warrant Shares to the Lender.

     5.5 Adverse Events. As of the Closing there will not have occurred since the date of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000: (a) any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Corporation or any securities of the Corporation (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; or (b) any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Corporation or any securities of the Corporation by any such rating organization.

     5.6 Legal Opinion. The Corporation will have delivered to the Lender the opinion of McAfee & Taft A Professional Corporation, counsel to the Corporation, and Cayman Islands, Panamanian and Colombian counsel dated the date of Closing, addressed to the Lender covering all of the following matters in form and content reasonably satisfactory to the Lender and its counsel:

          5.6.1 The Corporation is duly formed, validly existing and in good standing under the laws of the Cayman Islands and each of the Subsidiaries is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation. The Corporation and each of the Subsidiaries have all requisite corporate, partnership or limited liability company power and authority to own or lease and operate their respective properties and to conduct their respective businesses.

          5.6.2 The Corporation has the authorized capitalization set forth in this Agreement. All of the outstanding shares of capital stock of the Corporation and each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive rights. To the knowledge of such counsel, there are no: (a) outstanding securities of the Corporation or any of the Subsidiaries convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of the Corporation or any of the Subsidiaries; (b) outstanding or authorized options, warrants, subscriptions, rights, commitments or any other agreements of any character obligating the Corporation to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock; or (c) agreements with respect to the voting, sale or transfer of any shares of capital stock of the Corporation to which the Corporation is a party, except as disclosed in this Agreement, the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, or the Corporation's Quarterly Report on Form 10-Q for the quarter ending March 31, 2001.

          5.6.3 The CEC Note has been duly and validly authorized, and when executed, issued and delivered, will constitute a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except insofar as such enforcement may be subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (b) general principles of equity (whether enforcement is sought in a proceeding at law or in equity).

          5.6.4 This Agreement, the Warrants and the Related Agreements have been duly and validly authorized, executed and delivered by the Corporation and this Agreement has been duly and validly authorized, executed and delivered by the Subsidiaries. This Agreement is a valid and binding agreement of the Corporation and the Subsidiaries enforceable against each of them in accordance with the terms hereof, and each of the Warrants and the Related Agreements is a valid and binding agreement of the Corporation enforceable against the Corporation in accordance with the terms thereof, except insofar as (a) such enforcement may be subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (whether enforcement is sought in a proceeding at law or in equity) and (b) rights to indemnification and contribution contained therein may be limited by federal or state securities laws or public policy relating thereto.

          5.6.5 The execution, delivery and performance by the Corporation of this Agreement, the CEC Note, the Warrants and the Related Agreements and the execution, delivery and performance by the Subsidiaries of this Agreement and the consummation of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the CEC Note and the Warrants will not: (a) to the knowledge of such counsel, conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Corporation or any of the Subsidiaries pursuant to the terms of any agreement, instrument, franchise, license or permit to which the Corporation or any of the Subsidiaries is a party or by which any of their respective properties or assets may be bound and that is listed on the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 (other than those as to which the requisite waivers or consents have been obtained); or (b) violate or conflict with any provision of the certificate of incorporation or other formation documents, as applicable, or the by-laws or equivalent documents or other organizational documents of the Corporation or any of the Subsidiaries or, to the knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Corporation, any of the Subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Corporation or any of the Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement, the CEC Note, the Warrants or the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under the state securities or Blue Sky laws in connection with the Rights Offering and the purchase of the CEC Note by the Lender and the performance of the Corporation's obligations under the Registration Agreement and (ii) such other consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as have been obtained and delivered to the Lender.

          5.6.6 The Corporation is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          5.6.7 Assuming (a) the accuracy of the representations and warranties of the Corporation and the Subsidiaries contained in paragraphs 3.26 and 3.29 and (b) the accuracy of the Lender's representations and warranties contained in paragraph 4, the issuance and sale of the CEC Note and the Warrants to the Lender in the manner contemplated by this Agreement should be held to be exempt from the registration requirements of the Securities Act.

          5.6.8 The Subsidiaries have full corporate power and authority to execute and deliver this Agreement and the Related Agreements to which any of the Subsidiaries is a party. This Agreement and the Related Agreements to which any of the Subsidiaries is a party have been duly authorized, executed, issued and delivered by the Subsidiaries and constitute valid and legally binding obligations of the Subsidiaries, enforceable against the Subsidiaries in accordance with their respective terms, except insofar as such enforcement may be subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (whether enforcement is sought in a proceeding at law or in equity).

          5.6.9 The CEC Note, when issued, will not be of the same class (within the meaning of Rule 144A under the Securities Act) as any other securities of the Corporation that are listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system of a registered national securities association.

          5.6.10 Neither the Corporation nor any of the Subsidiaries is in violation of their respective charter or by-laws.

          5.6.11 To such counsel's knowledge, except pursuant to the Registration Agreement and in connection with the Rights Offering, there are no contracts, agreements or understandings between the Corporation or any of the Subsidiaries and any person granting such person the right to require the Corporation of any Subsidiary to file a registration statement under the Securities Act with respect to any securities of the Corporation or to require the Corporation or any Subsidiary to include such securities with the Warrant Shares to be registered pursuant to the Registration Agreement.

          5.6.12 To such counsel's knowledge, neither the Corporation nor any of the Subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Corporation or the Subsidiaries and which was included or incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, taken as a whole, to which the Corporation or any of the Subsidiaries is a party or by which the Corporation or any of the Subsidiaries or their respective property or assets is bound.

          5.6.13 The Pledge Agreement and the collateral documents executed in connection with the Pledge Agreement create and properly perfect in favor of the Lender for the benefit of the Lender, the trustee under the New Indenture and the holders of the Series A Notes and the Series B Notes a first priority lien and security interest in and to all of the capital stock and equity of each of the Subsidiaries and all dividends, distributions, rights and claims with respect thereto, all accounts receivable, promissory notes and other instruments owing by any Subsidiary to the Corporation or any other Subsidiary and all proceeds and products therefrom and such liens and security interests have been properly and adequately perfected in all jurisdictions where such perfection is reasonably necessary in accordance with the applicable laws of each such jurisdiction. The exercise of remedies under the Pledge Agreement after an event of Default including, without limitation, a change in control of the Subsidiaries, will not cause or create a breach or default under any of the Concession Agreements or give rise to any termination right by Ecopetrol thereunder or the right by Ecopetrol to exercise any other remedies under any of the Concession Agreements.

          5.6.14 The submission by the Corporation and the Subsidiaries to the jurisdiction of the state and federal courts sitting in the State of Oklahoma and the other provisions of paragraph 13 of this Agreement are valid, binding and enforceable in accordance with the terms thereof.

          5.6.15 Except as disclosed in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Corporation or any of the Subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

          5.6.16 Neither the Corporation nor any of the Subsidiaries has violated any Environmental Law or any provisions of ERISA or the rules and regulations promulgated thereunder or the environmental or employment laws of any foreign jurisdiction, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

          5.6.17 Each of the Corporation and the Subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate their respective properties and to conduct their respective businesses, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Corporation and the Subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Corporation or any of the Subsidiaries.

     5.7 Comfort Letter. The Lender shall have received, at the time this Agreement is executed and at the Closing, letters dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Lender from Arthur Andersen LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Lender with respect to the financial statements of the Corporation.

     5.8 Legal Investment. As of the Closing, the purchase of the CEC Note and Warrants by the Lender hereunder will be legally permitted by all laws and regulations to which the Lender and the Corporation are subject.

     5.9 Qualifications. As of the Closing, all authorizations, approval, consents, permits and waivers which are necessary or appropriate for purposes of this Agreement, the CEC Note, the Warrants and the Related Agreements, as determined in the sole discretion of counsel to the Lender, will have been obtained.

     5.10 Due Diligence. The Lender and its advisers, including legal counsel, will have completed a due diligence review of the Corporation, each Subsidiary and their businesses including, without limitation, the Concession Agreements, with results satisfactory to the Lender in the Lender's sole discretion. There will not have occurred a material adverse change in the Corporation, any Subsidiary or in the business, assets or prospects of the foregoing since December 31, 2000.

     5.11 Expenses. At the Closing, the Corporation will have paid or reimbursed the Lender for the Lender's reasonable expenses and out-of-pocket costs incurred in connection with the negotiation of this Agreement and the Related Agreements, documentation of the transactions contemplated hereunder and thereunder and closing costs.

     5.12 Purchase of Series B Notes. All of the Series B Notes will have been purchased and paid for in immediately available funds in the principal amount of not less than Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000.00) on terms substantially similar to the terms of the CEC Note.

     5.13 Proceedings and Documents. As of the Closing, all corporate and other proceedings in connection with the transactions contemplated hereby and by the Related Agreements, and all documents and instruments incident to such transactions, will be in form and substance reasonably satisfactory to the Lender.

     5.14 Collateral Perfection and Put Option. The Lender and the Lender's counsel will be satisfied: (a) as to the validity and enforceability of the liens, security interests and other encumbrances covering all of the assets of the Corporation including, without limitation, all of the capital stock of each of the Subsidiaries, all funds to be held in escrow pursuant to the terms of this Agreement, all accounts, general intangibles and other tangible and intangible property and assets of the Corporation; and (b) as to the form, content and enforceability of the Lender's right within fifteen (15) days after the completion of the Rights Offering to put to Robert A. Hefner III ("Hefner") up to an amount of the principal balance of the CEC Note and a pro-rata share of the Warrants sufficient to cause Hefner's aggregate investment in the CEC Notes and the Series A Notes to be at least Ten Million Dollars ($10,000,000.00) in substantially the form at Exhibit "G" attached as a part hereof.

     5.15 Amendments of Articles. The articles of incorporation and other formation and governance documents for each of the Subsidiaries will have been amended in form and substance reasonably satisfactory to the Lender and its counsel.

6. Corporation's Conditions. The Corporation's obligation to issue and sell the CEC Note and the Warrants is subject to the satisfaction, on or prior to the Closing, as applicable, of the following conditions:

     6.1 Representations and Warranties True. The representations and warranties made by the Lender in paragraph 4 of this Agreement will be true and correct in all material respects when made and will be true and correct in all material respects as of the Closing, with the same force and effect as if made on and as of said date.

     6.2 Performance of Obligations. The Lender will have performed and complied with all agreements and conditions herein required to be performed or complied with by the Lender on or before the Closing.

     6.3 Payment. The Lender will have paid the purchase price for the CEC Note and the Warrants and all of the purchasers of the Series B Notes will have paid the full purchase price for the Series B Notes in immediately available funds.

     6.4 Consents, Permits and Waivers. The Corporation will have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Related Agreements.

     6.5 Fairness Opinion. The Corporation will have received an opinion of CIBC World Markets Corp. that the transactions contemplated by this Agreement, the sale of the Series B Notes and the Rights Offering are fair from a financial point of view to the Corporation.

     6.6 Certain Collateral Agreements. The Deed of Mortgage Over Shares (or Charge Over Shares to the extent agreed to by the parties), the Registration Agreement, the Pledge Agreement and the Collateral Sharing Agreement will be in form and content reasonably satisfactory to the Corporation and its counsel.

7. Affirmative Covenants. The Corporation and the Subsidiaries hereby severally covenant and agree with the Lender to perform or cause to be performed each of the following obligations set forth in this paragraph 7 during the period (the "Covenant Period") commencing on the Closing and continuing as long as the CEC
Note is outstanding:

     7.1 Financial Statements and Information. The Corporation will deliver to the Lender the following:

          7.1.1 SEC Filings. As promptly as practicable after the filing thereof with the SEC, the Corporation will deliver copies of all annual, quarterly and interim reports and all other filings made by the Corporation or any of the Subsidiaries with the SEC together with all exhibits and attachments thereto.

          7.1.2 Compliance Certificate. Within ten (10) days after the end of each fiscal quarter commencing with the quarter ending September 30, 2001, a certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Corporation stating that: (a) the Corporation and the
                    Subsidiaries are in compliance in all respects with this Agreement, the Related Agreements, the Memorandum of Association or Articles of Association or other formation or governing documents for the Corporation and the Subsidiaries; (b) except as fully disclosed in such certificate, there has not occurred a Default (as hereinafter defined) by the Corporation or any Subsidiary under this Agreement or the Related Agreements; (c) the Corporation and the Subsidiaries are in compliance with all material agreements including, without limitation, the Concession Agreements and any instruments evidencing any indebtedness of the Corporation or any Subsidiary; and (d) there has not occurred a material adverse change in the Corporation, any Subsidiary or their businesses.

          7.1.3 Budget. Not less than sixty (60) days prior to the commencement of each fiscal year an annual business plan (the "Budget"), updates thereto not less frequently than quarterly on the last day of each fiscal quarter and any material revisions thereto within ten (10) days after such revisions become effective. The Budget will include a written narrative together with financial projections, balance sheets, statements of operations and changes in financial position for the Corporation and the Subsidiaries, all prepared on a detailed monthly basis in form reasonably acceptable to Lender.

          7.1.4 Auditors Reports. Promptly upon receipt thereof, copies of all other reports, if any, submitted to the Corporation by independent public accountants in connection with any annual or interim audit or review of the books of the Corporation and its Subsidiaries including, without implied limitation, any management letters, internal control evaluations and alerts.

          7.1.5 Third Party Information. Within ten (10) days after issuance, a copy of each financial statement, report, notice or communication (the "TP Information") that the Corporation or any Subsidiary delivers to or receives from: (a) the Board, any committee of the Board, any lender or trustee;
                    (b) any securities exchange, the National Association of Securities Dealers, any credit rating agency or any other industry association; or (c) any governmental official, authority or agency, but only if the TP Information relates to a matter or matters that might reasonably be expected to have a Material Adverse Effect.

          7.1.6 Litigation. Promptly upon the Corporation's learning thereof, notice of any litigation, suit or administrative proceeding that could reasonably be expected to have a Material Adverse Effect on the Corporation or any Subsidiary or their business, affairs, assets, prospects, operations, employee relations or condition (financial or otherwise) whether or not the claim is covered by insurance.

          7.1.7 Material Adverse Developments. Promptly upon the occurrence thereof (but in no event later than five (5) days after discovery thereof) notice of: (a) any default or breach of, or default under this Agreement, the Related Agreements or any other material agreement or arrangement to which the Corporation or any of its Subsidiaries is a party or by which any of them is bound including, without limitation, the Concession Agreements, the Indenture covering the Borrower's $110,000,000 12.5% Senior Notes due 2005 (the "Existing Indenture") and the Indenture covering the Series A Notes due 2004 (the "New Indenture"); (b) any event which has or could reasonably be expected to have, a Material Adverse Effect on the business, affairs, assets, prospects, operations, employee relations or condition, (financial or otherwise) of the Corporation or any Subsidiary including, but not limited to, the institution or threat of any material litigation or investigation with respect to the Corporation or any Subsidiary or any material disputes with co-interest owners or customers; (c) any event which has or could reasonably be expected to result in any material adverse change in any law, regulation, rule or policy of the Colombian government with respect to oil and/or gas operations in Colombia or the currency or tax regime with respect thereto; and (d) any event which has or could reasonably be expected to create any lien, claim or encumbrance on any of the assets of the Corporation or any of the Subsidiaries or creates any obligation on the part of the Corporation or any of the Subsidiaries to grant any lien or encumbrance or to guarantee any indebtedness other than indebtedness under clause 8.13(e) of this Agreement or liens granted pursuant to this Agreement.

          7.1.8 Other Information. With reasonable promptness, such other data and information as from time to time may be reasonably requested by the Lender the disclosure of which will not violate any law, rule, regulation or agreement of the Corporation.

     7.2 Accounting. The Corporation will maintain and will cause each Subsidiary to maintain a system of accounting, book records and system of internal control to be established and administered in accordance with GAAP consistently applied. The Corporation and the Subsidiaries will cause complete entries to be made in such books and records and establish appropriate procedures and policies so that the books and records will accurately reflect all transactions entered into by the Corporation and the Subsidiaries, proper reserves and accurately reflect the financial position of the Corporations and the Subsidiaries.

     7.3 Insurance. The Corporation agrees to maintain or cause to be maintained with financially sound and reputable insurers rated A or above by A.M. Best, insurance with respect to its assets and business and the assets and business of its Subsidiaries against loss or damage of the kinds customarily insured against by similarly situated entities of established reputation engaged in the same or similar businesses, in adequate amounts. At the request of the Lender, the Corporation will furnish the Lender with evidence of the same.

     7.4 Payment of Taxes. The Corporation and each of the Subsidiaries agrees to promptly pay or cause to be paid all taxes, assessments and other governmental charges levied or assessed on the Corporation or such Subsidiary, franchises, businesses, income or profits, other than those taxes being contested in good faith, by appropriate actions promptly initiated and diligently conducted if: (a) the appropriate provision is made therefor; and (b) such contest does not and will not have a Material Adverse Effect on the financial condition or operations of the Corporation or any Subsidiary.

     7.5 Compliance With Laws. The Corporation agrees to use reasonable efforts to comply and cause each Subsidiary to comply with all laws, rules, regulations, judgments, orders and decrees of any governmental or regulatory authority applicable to the Corporation, any Subsidiary or their respective assets and businesses, the violation of which could have a Material Adverse Effect.

     7.6 Corporate Existence; Property and Operations. The Corporation and each Subsidiary agrees to preserve, protect and maintain: (a) its corporate existence;(b) the Concession Agreements; and (c) all rights, franchises, accreditations, privileges, and properties the failure of which to preserve, protect, and maintain would have a Material Adverse Effect. The Corporation and each Subsidiary will comply with all their respective material agreements, obligations and contracts, including, but not limited to, all leases, any agreements relating to indebtedness, the Existing Indenture, the New Indenture, this Agreement and the Related Agreements.

     7.7 Inspection and Other Rights. Subject to the confidentiality provisions of paragraph 16.11, the Lender will have the right to examine the books, records, other documents and data of the Corporation and the Subsidiaries during normal business hours after reasonable notice. Without limitation of the foregoing, the Lender will have the right to discuss and consult during normal business hours with the officers, directors and accountants of the Corporation and the Subsidiaries regarding the operations and financial affairs of the Corporation and any Subsidiary.

     7.8 Use of Proceeds. The Corporation will use the proceeds from the sale of the CEC Note hereunder and the sale of the Series B Notes for: (a) payment of all fees and expenses incurred by the Lender in connection with the transactions contemplated by this Agreement and the Related Agreements; (b) funding the Corporation's and the Subsidiaries' share of the costs and expenses of building the Guaduas La Dorada pipeline and production facilities (the "Pipeline"); (c) funding the Corporation's and the Subsidiaries' costs and expenses in preparing, drilling, testing and completing well to test the Corporation's sub-thrust prospect under the "Deep Dindal Contract" (the "Sub-Thrust Test Well"); (d) funding the payoff of the Corporation's indebtedness to Stillwater National Bank in the principal amount of up to $10,000,000.00; and (e) working capital and other general corporate purposes. The amounts necessary to fund the Corporation's obligations under subpart (c) hereof, estimated to be Fifteen Million Dollars ($15,000,000.00) will be: (i) funded prior to the other amounts to be funded pursuant to this paragraph; (ii) placed in escrow with an escrow agent reasonably satisfactory to the Lender (the "Escrow Agent") and on terms and conditions satisfactory to the Lender and the Corporation; and (iii) pledged to the Lender to secure the CEC Note, the Series A Notes and the Series B Notes. If the Sub-Thrust Test Well is not spudded prior to February 28, 2002, all funds remaining in escrow will be used to make a prepayment on the CEC Note and the Series A Notes or the Series B Notes on a pro rata basis. Funds remaining in escrow after the drilling and testing of the Sub-Thrust Test Well will be distributed to the Corporation to be used as working capital.

     7.9 Escrow of Interest Payment. So long as the CEC Note is outstanding, the Corporation will, commencing on the Closing Date and continuing on or before the tenth (10th) day of each succeeding month thereafter through July, 2003, escrow with the Escrow Agent an amount equal to one-sixth (1/6th) of the next semi-annual interest payment due on the senior notes issued under the Existing Indenture. The arrangement with the Escrow Agent will provide for: (a) a pledge of the escrow account to the Lender as collateral agent for itself and the trustee under the New Indenture; (b) notice to the Lender in the event any required deposit is not made when due; and (c) so long as no event of Default has occurred or is continuing, the release escrow funds on each November 15 and May 15 to the trustee under the Existing Indenture for payments of interest due thereunder.

     7.10 Charter Amendments. On written request of the Lender, the Corporation and each of the Subsidiaries agree to amend their respective corporate governance documents in such manner as the Lender reasonably determines in order to effectuate the covenants set forth in this Agreement and in the Related Agreements.

     7.11 Exemption Maintenance. The Corporation and each of the Subsidiaries will continuously maintain their respective status as of the Closing Date under the Colombian currency and tax regime applicable to oil and gas companies operating in Colombia.

     7.12 Pipeline Operation. The Corporation and the Subsidiaries will continuously operate and maintain the Pipeline in good repair and in accordance with all applicable laws, regulations, rules and policies of the Colombian government, the Concession Agreements and any other contracts relating thereto.

     7.13 Dormant Subsidiaries. All of the Subsidiaries except for Seven Seas Petroleum Colombia Inc., Petrolinson SA, GHK Company Colombia and Seven Seas Petroleum USA Inc., will be continuously maintained in an inactive status and the Corporation will not conduct, and will not permit to be conducted, any business or operations in any such Subsidiaries.

     7.14 Production Proceeds. The Corporation and each of the Subsidiaries will cause all amounts due from the sale, production or processing of oil, gas or other petroleum products (including any amounts under the Concession Agreements) to be deposited: (a) directly into one or more deposit accounts of the Corporation that are at all times subject to a first priority perfected lien under the Pledge Agreement or similar arrangement, all in form and substance satisfactory to the Lender; or
          (b) to the extent that such amounts are required to remain in the Subsidiaries to fund reasonably anticipated working capital needs of the Subsidiaries or remain under Columbia's jurisdiction, directly into a deposit account that permits withdrawals by the Subsidiaries prior to a Default but prohibits withdrawals post Default without the prior written consent of the Lender (all in form and substance satisfactory to the Lender). It is anticipated that the amounts deposited under the foregoing clause (a) will be accounted for by the Corporation as dividends from the Subsidiaries to the Corporation and will include all proceeds in United States Dollars from the sale, production or processing of oil, gas or other petroleum products. In any event the failure of the Corporation or Subsidiaries to make such deposits of all amounts attributable to the sale, production or processing of oil, gas or other petroleum products as provided in this paragraph for any reason will constitute a Default.

8. Corporation's Negative Covenants. The Corporation and each of the Subsidiaries hereby severally covenants and agrees with the Lender that during the Covenant Period, unless the Lender otherwise consents in writing, neither the Corporation nor any Subsidiary will directly or indirectly:

     8.1 Dividends. Declare or pay, or permit any Subsidiary which is not a wholly owned Subsidiary to declare or pay to anyone other than the Corporation or a wholly owned Subsidiary of the Corporation, any dividends or distributions on any of the equity securities of the Corporation or any Subsidiary.

     8.2 Redemptions. Redeem, purchase or otherwise acquire, or permit any Subsidiary to directly or indirectly redeem, purchase or otherwise acquire, any of the Corporation's or any Subsidiary's equity securities except as contemplated by this Agreement, the Related Agreements and the Rights Offering.

     8.3 Mergers. Merge or consolidate with any person or permit any Subsidiary to merge or consolidate with any person (other than, in the case of a wholly-owned Subsidiary, with or into the Corporation or any other wholly-owned Subsidiary) or undertake any share exchange of any of the capital stock of the Corporation or any Subsidiary.

     8.4 Sale of Assets. Except for the sale of oil, gas or other hydrocarbons in the ordinary course of business and the sale of obsolete equipment, sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, any assets in one or a series of related transactions that represent five percent (5%) or more of the greater of the Corporation's consolidated assets or income. In addition, neither the Corporation or any Subsidiary will sell, grant or enter into any production payment or similar arrangement whether volumetric or dollar denominated.

     8.5 Liquidations. Liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction, except by merger or consolidation not prohibited under paragraph 8.3 of this Agreement.

     8.6 Charter Amendments. Except as provided in paragraph 7.10, make any amendment to the Corporation's or any Subsidiary's corporate governance documents including, but not limited to, an amendment increasing or decreasing the number of directors constituting the Board or changing its corporate domicile.

     8.7 Affiliate Transactions. Directly or indirectly enter into or permit any Subsidiary to enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease, exchange, transfer or disposition of property or assets, the rendering of any service, or any contract, agreement, understanding, loan, advance or guarantee) with, or for the benefit of, any Affiliate of the Corporation or any Subsidiary, except: (a) normal employment arrangements and benefit programs on reasonable terms; (b) affiliate transactions entered into in accordance with Section 4.16 of the Existing Indenture; or (c) as otherwise permitted by this Agreement and the Related Agreements.

     8.8 Investments. Make or permit to exist, or permit any Subsidiary to make or permit to exist, any Investment other than Investments permitted under subparts (ii), (viii), (ix) and (xi) of the definition of Permitted Investments in the Existing Indenture and Investments in the oil and gas business in the Magdelana Valley area of Colombia.

     8.9 Capital Expenditures. Make, or permit any Subsidiary to make, any capital expenditures exceeding, in the aggregate, on a consolidated basis, the amounts set forth in the Budget as revised from time to time and approved by the Board.

     8.10 Loans. Make, or permit any Subsidiary to make, any loans or advances to, or guarantees for the benefit of, any person or entity, other than travel advances and similar loans to employees not to exceed $500,000.00 at any one time in the aggregate and except for loans and advances between and among the Corporation and the Subsidiaries evidenced by promissory notes pledged to the Lender pursuant to the Pledge Agreement.

     8.11 Other Business. Enter into (directly or indirectly through a new subsidiary), or permit any Subsidiary to enter into, the ownership, management or operation of any business other than the businesses conducted by the Corporation and the Subsidiaries as of the date of Closing or contemplated by the written business plan provided to the Lender prior to Closing.

     8.12 Subsidiaries. Establish or acquire any new subsidiaries including, without limitation, any interest in any corporation, limited liability company, partnership, trust, association or other entity. The Subsidiaries will not issue any capital stock, equity interests or any instrument convertible, exercisable or exchangeable into the foregoing except as shown on Schedule "3.7" of this Agreement.

     8.13 Indebtedness. Create, incur, assume or suffer to exist, or permit the Corporation and its Subsidiaries, taken as a whole, to create, incur, assume or suffer to exist, indebtedness in an aggregate amount exceeding One Million Dollars ($1,000,000.00) at any time outstanding, other than: (a) indebtedness to the holders of the Corporation's 12 1/2% Senior Notes due 2005; (b) the CEC Note; (c) the Series A Notes;
          (d) the Series B Notes; and (e) unsecured trade debt in the ordinary course of business not more than sixty (60) days past due or indebtedness in respect of taxes, assessments, levies or other governmental charges which are not past due.

     8.14 Related Agreements. Amend, modify or waive any provision of any of the Related Agreements or fail to perform the provisions of any of the Related Agreements in any material respect.

     8.15 Restrictive Agreements. Enter into, become a party to or become subject to, or permit any of its Subsidiaries to enter into, become a party to or become subject to, any agreement or instrument, which by its terms would (under any circumstance): (a) restrict the Corporation's or any Subsidiary's right to perform any of its obligations pursuant to the terms of this Agreement, the Related Agreements, the Existing Indenture or the New Indenture; (b) grant, provide or issue registration rights for any security which are equal to or more favorable than those granted under the Registration Agreement (except any such rights granted in connection with the Rights Offering); or (c) give rise to any default, termination right or the loss of any benefit upon the exercise of any remedy by the Lender (except for the Existing Indenture and the New Indenture).

     8.16 Liens. Grant, create, assume or permit to continue in existence, or permit any Subsidiary to grant, create, assume or permit to continue in existence, any lien, security interest or encumbrance on any asset of the Corporation or any Subsidiary other than liens for taxes not yet due and payable, involuntary liens for obligations not yet due or contested in good faith and similar encumbrances.

     8.17 Transactions. Enter into, assume or perform, or permit any Subsidiary to enter into, assume or perform, any material agreement, lease, sale, exchange, contract or transaction which: (a) violates this Agreement, the Related Agreements, the Existing Indenture or the New Indenture; or (b) is not in the Corporation's ordinary course of business based on historical practices.

     8.18 Participating Preferred Stock. Neither the Corporation nor any of the Subsidiaries will issue any capital stock (other than Common Stock of the Corporation) or shares of any class preferred as to dividends or as to the distribution of assets on voluntary or involuntary liquidation, dissolution or winding up.

     8.19 Debt Prepayment. Neither the Corporation nor any of the Subsidiaries will prepay, redeem, defease, exchange or purchase or materially alter the payment terms of any of: (a) the securities issued under the Existing Indenture; (b) the Series A Notes; or (c) the Series B Notes (except pursuant to the Rights Offering).

     8.20 No Excess Working Capital to Subsidiaries. The Corporation will not fund or provide its Subsidiaries with funds in excess of their reasonably anticipated working capital needs.

9. Related Agreements. The Corporation hereby grants to the Lender all of the rights, benefits and privileges set forth in each of the Related Agreements.

10. Payment or Exchange of Series B Notes. The Corporation and the Lender acknowledge and agree that to the extent the Series A Notes and RO Warrants are purchased under the Rights Offering the proceeds raised by the Corporation therefrom will be used to pay the Series B Notes on a pro rata basis unless another allocation of such proceeds among the holders of the Series B Notes is otherwise agreed to in writing by the all of the holders of the Series B Notes. After consummation of the issuance of the Series A Notes and RO Warrants under the Rights Offering, any remaining unissued Series A Notes and RO Warrants will be issued by the Corporation to the Series B Notes purchasers in exchange for the Series B Notes plus an amount equal to accrued unpaid interest on the Series A Notes to be exchanged. Such exchange will take place within twenty (20) days after closing of the Rights Offering.

11. Default. The Corporation will be in default under this Agreement if any of the following events occur (a "Default"):

     11.1 Nonpayment of CEC Note. A default in payment when due of any interest on or principal of the CEC Note or a default in payment when due of any other amount payable to the Lender under the terms of this Agreement or the Related Agreements; or

     11.2 Breach of Agreement. Default in the performance or observance of any covenant contained in this Agreement, the CEC Note, the Related Agreements or any other agreement between the Corporation and the Lender entered into in connection with this Agreement, the CEC Note or the Related Agreements including, without implied limitation, the failure of the Corporation to pay or satisfy any redemption, payment, purchase or other obligation with respect to the CEC Note, the Warrants or the Warrant Shares even if such failure results from any restriction or prohibition on the ability of the Corporation to satisfy such obligations; or

     11.3 Representations and Warranties. Any representation, statement, certificate, schedule or report made or furnished to the Lender by or on behalf of the Corporation or any Subsidiary proves to be false or erroneous in any material respect or any warranty ceases to be complied with in any material respect; or

     11.4 Material Agreements. The Corporation or any Subsidiary defaults under or fails to duly observe, perform or comply with any term or condition of the Existing Indenture, the New Indenture, the Concession Agreements or any other contract, instrument or agreement with any person if such contract, instrument or agreement is material to the Corporation or any Subsidiary or such default or failure can reasonably be expected to materially and adversely effect the Corporation, any Subsidiary or their respective businesses or assets; or

     11.5 Indebtedness. The default by the Corporation or any Subsidiary in the payment of any interest, principal or other amount on any indebtedness for borrowed money owing to any person which is not cured in the time permitted by the documents governing such indebtedness or the maturity or acceleration of any such indebtedness; or

     11.6 Insolvency. The Corporation or any Subsidiary admits the inability to pay its debts as such debts mature; or

     11.7 Bankruptcy. The institution of bankruptcy, reorganization, readjustment of any debt, liquidation or receivership proceedings by or against the Corporation or any Subsidiary under the Bankruptcy Code, as amended, any part thereof, or under any other laws, whether state, federal or foreign, for the relief of debtors, now or hereafter existing (which in the case of an involuntary filing, is not removed or dismissed in sixty [60] days); or

     11.8 Receivership. The appointment of a receiver or trustee for the Corporation, any Subsidiary or any substantial part of their assets or businesses or the discontinuance of business by the Corporation or any Subsidiary; or

     11.9 Judgment. Entry by any court of a final judgment against the Corporation or any Subsidiary in an amount greater than Two Hundred Fifty Thousand Dollars ($250,000.00) or an attachment of any of the assets of the Corporation or any Subsidiary by any means, including, without limitation, levy, distraint, replevin, or self-help, which is not discharged or stayed within thirty (30) days thereof; or

    11.10 Concession Contracts. The expiration, termination or material breach of any of the Concession Agreements of the Corporation or the Subsidiaries which would have a Material Adverse Effect or the seizure, nationalization or forfeiture of any assets of the Corporation or the Subsidiaries; or

    11.11 Indentures. The occurrence of an event of default under the Existing Indenture or the New Indenture which is not cured or waived in strict compliance with the terms thereof; or

    11.12 Change of Control. The occurrence of any of the following events: (a) any person other than the Corporation or one of the Subsidiaries acquires or holds any legal or beneficial ownership of any Subsidiary whether now or hereafter existing; (b) any Person or two or more Persons acting as a group acquires beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as amended, without consideration of the sixty (60) day period, and including holding proxies to vote for the election of directors other than proxies held by the Corporation's management or their designees to be voted in favor of persons nominated by the Corporation's Board) of fifty percent (50%) or more of the outstanding voting securities of the Corporation, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of the Corporation); (c) one-third or more of the directors of the Corporation consists of persons not nominated by the Corporation's Board (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements); or (d) the merger or consolidation of the Corporation with or into another person or entity or the merger or consolidation of another person or entity into the Corporation, or the sale of all or substantially all of the assets of the Corporation or any Subsidiary to another person or entity (other than a person or entity that is wholly controlled by the Corporation or one or more of the Subsidiaries), and, in the case of any such merger or consolidation, the securities of the Corporation that are outstanding immediately prior to such transaction and which represent one hundred percent (100%) of the aggregate voting power of the voting stock of the Corporation are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the voting securities of the surviving corporation.

    11.13 Opportunity to Cure. In the event the Corporation cures or causes to be cured such Default within twenty (20) days after receipt of written notice thereof, the parties will be restored to their respective rights and obligations under this Agreement as if no Default had occurred, except that no right to cure or notice of Default will be given as to events of Default in paragraphs 11.1, 11.5, 11.6, 11.7, 11.8, 11.9, 11.10, 11.11 or 11.12. The Borrower's opportunity to cure will be applicable as herein set forth notwithstanding any contrary provisions contained in any of the Related Agreements.

12. Remedies. On the occurrence of a Default the Lender may elect to do any of the following:

     12.1 Exercise Remedy. The Lender may exercise any remedy at law or in equity or any remedy provided by this Agreement or the Related Agreements.

     12.2 Selective Enforcement. In the event the Lender elects to selectively and successively enforce the Lender's rights under any one or more of this Agreement or the Related Agreements, such action will not be deemed a waiver or discharge of any other right or remedy until such time as all of the Corporation's obligations thereunder have been satisfied.

     12.3 Waiver of Default. By an instrument or instruments in writing, signed by the Lender, waive any Default which occurs and any of the consequences of such Default, and, in such event, the Lender, the Corporation and the Subsidiaries will be restored to their respective former positions, rights and obligations hereunder. Any default so waived will, for all purposes of this Agreement, be deemed to have been cured and not to be continuing, but no such waiver will extend to any subsequent or other Default or impair any consequence of such subsequent or other Default.

13. Agent Appointment; Jurisdiction. The Corporation and each of the Subsidiaries hereby appoints CT Corporation, located in Oklahoma City, Oklahoma, or such other person as may be designated by the Corporation and approved by the Lender, in writing, as the Corporation's and the Subsidiaries' agent (the "Agent") for the purpose of accepting notices and service of process until the payment in full of the CEC Note and so long as the Lender owns any of the Warrants or the Warrant Shares. Neither the Corporation nor any of the Subsidiaries will remove or terminate the Agent unless prior thereto: (a) the Lender has consented to such removal or termination in writing; and (b) a substitute Agent acceptable to the Lender has been appointed by the Corporation and each of the Subsidiaries. Any notice or service of process delivered to the Agent will be deemed to be served on the Corporation and the Subsidiaries for purposes of this Agreement and the Related Agreements. EACH OF THE CORPORATION AND THE SUBSIDIARIES HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF OKLAHOMA AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON THE CORPORATION AND THE SUBSIDIARIES BY SERVICE ON THE AGENT IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE RELATED AGREEMENTS BY ANY MEANS ALLOWED UNDER OKLAHOMA OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS WILL BE BROUGHT AND LITIGATED EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF OKLAHOMA, TO THE EXTENT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE IN THE OKLAHOMA DISTRICT COURT SITTING IN OKLAHOMA COUNTY, OKLAHOMA. THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND FURTHER AGREE TO A TRANSFER OF ANY SUCH PROCEEDING TO A FEDERAL COURT SITTING IN THE OKLAHOMA CITY, OKLAHOMA TO THE EXTENT THAT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE TO A STATE COURT IN OKLAHOMA COUNTY, OKLAHOMA. IN FURTHERANCE THEREOF, THE CORPORATION, THE SUBSIDIARIES AND THE LENDER EACH HEREBY ACKNOWLEDGE AND AGREE THAT IT WAS NOT INCONVENIENT FOR THEM TO NEGOTIATE AND RECEIVE FUNDING OF THE TRANSACTIONS
CONTEMPLATED BY THIS AGREEMENT IN SUCH COUNTY AND THAT IT WILL BE NEITHER INCONVENIENT NOR UNFAIR TO LITIGATE OR OTHERWISE RESOLVE ANY DISPUTES OR CLAIMS IN A COURT SITTING IN SUCH COUNTY.

14. Indemnification. The Corporation agrees to indemnify, pay and hold the Lender and its Affiliates and any subsequent holder of the CEC Note, and each such person's officers, directors, employees and agents and each person, if any, who controls the Lender within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively called the "Indemnified Parties"), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever including, but not limited to, the fees and disbursements of counsel for such Indemnified Parties, in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnified Parties will be designated a party thereto, which may be imposed on, incurred by, or asserted against such Indemnified Party, in any manner relating to or arising out of the transactions contemplated by this Agreement, the Related Agreements or the ownership of any of the CEC Note, Warrants or Warrant Shares or caused by any untrue statement or alleged untrue statement of a material fact contained in the Rights Offering (or any amendment or supplement thereto), any preliminary offering memorandum or any Rule 144A Information provided by the Corporation or any Subsidiary to any holder or prospective purchaser of the Series A Notes or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (a "Claim"), except that the Corporation will have no obligation hereunder to an Indemnified Party with respect to any such liabilities arising directly out of the gross negligence or willful misconduct of such Indemnified Party or with respect to any Claim caused by any untrue statement or omission or alleged untrue statement or omission based upon information relating to such Indemnified Party furnished in writing to the Corporation by such Indemnified Party as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity provided for in the preceding sentence is not available solely because it is found to be contrary to public policy or otherwise unlawful, then the Corporation and the Indemnified Parties will contribute to the amount payable in such proportion as is appropriate to reflect the relative faults and benefits and any other relevant equitable considerations provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     14.1 Procedure. If any Claim or alleged Claim is brought against any Indemnified Party in respect of which such Indemnified Party may be indemnified under this paragraph 14.1 by the Corporation, such Indemnified Party will promptly notify the Corporation in writing. The Corporation at its option may assume the defense of any action in respect of which it has acknowledged its obligation to indemnify such Indemnified Party under this paragraph 14.1. If the Corporation assumes the defense of any action, the Indemnified Party will not be liable for any settlement thereof without its consent (but such consent will not be unreasonably withheld). If the Corporation assumes the defense of any such action, such Indemnified Party will have the right to employ separate counsel in such action and to participate in the defense thereof, but the fees and expenses of such counsel will be paid by such Indemnified Party unless in the reasonable opinion of such Indemnified Party there may be a conflict between the positions of the Corporation and of such Indemnified Party in conducting the defense of such action or that there may be legal defenses available to such Indemnified Party different from or in addition to those which counsel to the Corporation would be able to raise, in which event the fees and expenses of such counsel will be paid by the Corporation.

     14.2 Environmental and Governmental. Without limiting the generality of the indemnity set out in this paragraph 14, the Corporation will defend, protect, indemnify and hold harmless the Lender and all other Indemnified Parties from and against any and all actions, causes of action, suits, losses, liabilities, damages, injuries, penalties, fees, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, the Lender or any other Indemnified Parties pursuant to environmental laws with respect to the past, present or future operations or facilities of the Corporation, any Subsidiary or any predecessors, successors, or Affiliates thereof. The Corporation also agrees to pay all governmental assessments, charges or taxes (except income taxes), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution, delivery or performance of this Agreement and the Related Agreements or the issuance or existence of the CEC Note, the Warrants or the Warrant Shares, by reason of an existing or hereafter enacted federal, state or local statute, and to indemnify and hold the Lender, and each and every holder of the CEC Note, the Warrants or the Warrant Shares, harmless against liability in connection with any such assessments, charges or taxes.

     14.3 Other Remedies. The remedies provided for in this paragraph 14 are not exclusive and will not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

15. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto. This Agreement may be terminated at any time on or prior to the Closing Date by the Lender by written notice to the Corporation if any of the following has occurred: (a) any outbreak or escalation of hostilities or other national or international calamity or crisis or change which in the Lender's judgment, is material and adverse and, in the Lender's judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Rights Offering, (b) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market unless such suspension or limitation is removed prior to the Closing Date, (c) the suspension of trading of any securities of the Corporation on any exchange or in the over-the-counter market unless such suspension is removed prior to the Closing Date, (d) the enactment, publication, decree or other promulgation of any foreign, federal or state statute, regulation, rule or order of any court or other governmental authority which in the Lender's reasonable opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Corporation and its Subsidiaries, taken as a whole, or (e) the declaration of a banking moratorium by foreign, federal or state authorities.

16. Miscellaneous. The parties further agree as follows:

     16.1 Fees and Expenses. The Corporation agrees to pay on demand the following amounts: (a) all of the Corporation's costs and expenses of compliance with all agreements and conditions contained in this Agreement and in the Related Agreements; (b) attorney fees, expenses and disbursements of counsel to the Lender in connection with the preparation, negotiation and execution of this Agreement and the Related Agreements; (c) all other out-of-pocket expenses incurred by the Lender in connection with their due diligence investigation of the Corporation and the performance of this Agreement and the Related Agreements by the Lender; and (d) all costs and expenses (including attorney's fees and costs) incurred by the Lender or any holders of the CEC Note, the Warrants or the Warrant Shares arising out of or in connection with the administration, enforcement or preservation of any rights under this Agreement or the Related Agreements including, without limitation, the collection or enforcement of this Agreement, the CEC Note, and the Related Agreements by judicial proceedings, proceedings under Chapter 7 or 11 of the Bankruptcy Code or any successor statute thereto, or otherwise.

     16.2 Consent to Amendments; Waivers. The provisions of this Agreement may be amended or waived at any time only by the written agreement of the Corporation, the Subsidiaries and the Lender. Any waiver, permit, consent or approval of any kind or character on the part of the Lender of any provisions or conditions of this Agreement must be made in writing and will be effective only to the extent specifically set forth in such writing. No course of dealing between the Corporation and the Lender and no delay in exercising any right, remedy, or power conferred hereby, by the Related Agreements, or now or hereafter existing at law or under equity, by statute or otherwise, will operate as a waiver of or otherwise prejudice any such right, power or remedy.

     16.3 Representations and Warranties. All representations, warranties and covenants contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement and any investigation made at any time, or knowledge obtained or capable of being obtained at any time, by or on behalf of the Lender or any other holder of the CEC Note.

     16.4 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Lender are also for the benefit of, and enforceable by, any subsequent holder of the CEC Note.

     16.5 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     16.6 Construction; Currency. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and will not be utilized in interpreting this Agreement. Except as expressly provided herein, all currency amounts are in United States Dollars and any and all payments are to be made in United States Dollars.

     16.7 Notices. Any notice, demand or communication required or permitted to be given by any provision of this Agreement will be in writing and will be deemed to have been given and received when delivered personally or by telefacsimile to the party designated to receive such notice, or on the date following the day sent by overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the addresses of the parties set forth on the signature pages hereto or to such other or additional addresses as any party might designate by written notice to the other parties.

     16.8 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, will be governed by the laws of the State of Oklahoma applicable to contracts made and wholly to be performed in that state.

     16.9 Exhibits and Schedules. All exhibits and schedules hereto are an integral part of this Agreement.

    16.10 Exchange of Certificates. Upon surrender by any holder to the Corporation of any Warrants or certificates evidencing any Warrant Shares, the Corporation, at its expense, will issue in exchange therefor, and deliver to such holder, a new certificate or certificates representing such shares of stock of the Corporation, in such denomination or denominations as may be requested by such holder. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificate representing any Warrants or Warrant Shares, and in case of any such mutilation, upon surrender and cancellation of such certificate, the Corporation at its expense will issue and deliver to any such holder a new certificate evidencing such warrants or shares of stock of the Corporation of like tenor, in lieu of such lost, stolen, destroyed or mutilated certificate.

    16.11 Confidentiality. The Lender recognizes that the Corporation may provide the Lender access to information which is of a confidential and proprietary nature. Except as may be required in the opinion of counsel to the Lender in connection with any litigation discovery, the SEC or any other governmental agency or under other applicable law, the Lender agrees not to disclose to any person, other than the Lender's officers, employees, financial institutions or consultants or legal counsel who are subject to a general obligation of confidentiality, nor use for any purpose, other than in connection with this Agreement and the Related Agreements, any information, data or material (regardless of form) which is clearly marked confidential and delivered to the Lender by the Corporation pursuant to the provisions of this Agreement (the "Confidential Information"). The term "Confidential Information" will not include any information which: (a) at the time of disclosure to the Lender is already in the Lender's possession on a non-confidential basis or thereafter is generally available to the public; (b) was available to the Lender on a non-confidential basis from a source other than the Corporation; or
          (c) has been independently acquired or developed by the Lender without violating the Lender's obligations under this paragraph 16.11.

    16.12 Public Announcements. Prior to Closing and at all times during the term of this Agreement, the Corporation and the Subsidiaries will consult with the Lender before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and will not issue any press release or make any such public statement relating to this Agreement prior to obtaining the written approval of the Lender; provided, however, that such approval will not be required where such release or announcement is required by applicable law rule or regulation; and provided further, that the Corporation may respond to inquiries by the press or others regarding the transactions contemplated by this Agreement, so long as such responses are consistent with previously issued press releases.

    16.13 Final Agreement. This Agreement, together with the Related Agreements constitutes the complete and final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

    16.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one instrument. The parties hereto have executed this Agreement on the date first set forth above.

    16.15 ACKNOWLEDGMENTS AND ADMISSIONS. EACH OF THE CORPORATION AND THE SUBSIDIARIES HEREBY REPRESENTS, WARRANTS, ACKNOWLEDGES AND ADMITS THAT
          (A) EACH OF THE CORPORATION AND THE SUBSIDIARIES HAS MADE AN INDEPENDENT DECISION TO ENTER INTO THIS AGREEMENT, WITHOUT RELIANCE ON ANY REPRESENTATION, WARRANTY, COVENANT OR UNDERTAKING BY THE LENDER, WHETHER WRITTEN, ORAL OR IMPLICIT, OTHER THAN AS EXPRESSLY SET OUT IN THIS AGREEMENT OR IN ANOTHER DOCUMENT EXECUTED BY THE LENDER AND DELIVERED AFTER THE DATE HEREOF, (B) THERE ARE NO REPRESENTATIONS, WARRANTIES, COVENANTS, UNDERTAKINGS OR AGREEMENTS BY THE LENDER AS TO THE PURCHASE OF THE CEC NOTE EXCEPT AS EXPRESSLY SET OUT IN THIS AGREEMENT, (C) THE LENDER HAS NO FIDUCIARY OBLIGATION TOWARD THE CORPORATION OR THE SUBSIDIARIES WITH RESPECT TO THIS AGREEMENT, THE RELATED AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND (D) THE LENDER HAS RELIED UPON THE TRUTHFULNESS OF THE ACKNOWLEDGMENTS IN THIS PARAGRAPH 16.14 IN DECIDING TO EXECUTE AND DELIVER THIS AGREEMENT AND TO BECOME OBLIGATED HEREUNDER.

    16.16 JOINT ACKNOWLEDGMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

    16.17 WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH OF THE LENDER, THE CORPORATION AND THE SUBSIDIARIES HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH, (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES," AS DEFINED BELOW, (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH. AS USED IN THIS PARAGRAPH, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

     IN WITNESS WHEREOF, the Corporation, the Subsidiaries and the Lender have executed this Agreement as of the date first above written.

                                SEVEN SEAS PETROLEUM INC., a Cayman
                                Islands exempted company limited by shares


                                By  LARRY A. RAY
                                    Larry A. Ray, President

                                                             (the "Corporation")


                                SEVEN SEAS PETROLEUM HOLDINGS INC., a
                                Cayman Islands exempted company limited by shares


                                By  LARRY A. RAY
                                    Larry A. Ray, President


                                SEVEN SEAS PETROLEUM TURKEY INC., a
                                British Columbia corporation


                                By  LARRY A. RAY
                                    Larry A. Ray, President


                                SEVEN SEAS RESOURCES AUSTRALIA  INC., a
                                British Columbia corporation


                                By  LARRY A. RAY
                                    Larry A. Ray, President


                                SEVEN SEAS PETROLEUM USA INC., a Delaware corporation


                                By  LARRY A. RAY
                                    Larry A. Ray, President


                                SEVEN SEAS PETROLEUM AUSTRALIA INC., a
                                Cayman Islands exempted company limited by shares


                                By  LARRY A. RAY
                                    Larry A. Ray, President


                                SEVEN SEAS PETROLEUM PNG INC., a Cayman
                                Islands exempted company limited by shares


                                By  LARRY A. RAY
                                    Larry A. Ray, President


                                SEVEN SEAS PETROLEUM ARGENTINA INC., a
                                Cayman Islands exempted company limited by shares


                                By  LARRY A. RAY
                                    Larry A. Ray, President


                                SEVEN SEAS PETROLEUM MEDITERRANEAN
                                INC., a Cayman Islands exempted company limited by shares


                                By  LARRY A. RAY
                                    Larry A. Ray, President


                                SEVEN SEAS PETROLEUM TURKEY, INC., a
                                Cayman Islands exempted company limited by shares


                                By  LARRY A. RAY
                                    Larry A. Ray, President


                                SEVEN SEAS PETROLEUM COLOMBIA INC., a
                                Cayman Islands exempted company limited by shares


                                By  LARRY A. RAY
                                    Larry A. Ray, President


                                PETROLINSON S.A.., a Panamanian corporation


                                By  LARRY A. RAY
                                    Larry A. Ray, President


                                GHK COMPANY COLOMBIA, an Oklahoma
                                corporation


                                By  LARRY A. RAY
                                    Larry A. Ray, President

                                GUADUAS PIPELINE COMPANY, a Cayman
                                Islands exempted company limited by shares


                                By  LARRY A. RAY
                                    Larry A. Ray, President

                                                            (the "Subsidiaries")

                                Notice Addresses:

                                Seven Seas Petroleum, Inc.
                                Attention: Larry A. Ray, President
                                5555 San Felipe, Suite 1700
                                Houston, Texas 77056
                                Telefacsimile: (713) 621-9770

                                and

                                McAfee & Taft
                                Attention: Gary Fuller
                                211 North Robinson
                                10th Floor
                                Oklahoma City, Oklahoma 73102
                                Telefacsimile: (405) 235-4439


                                CHESAPEAKE ENERGY CORPORATION,
                                an Oklahoma corporation


                                By  AUBREY K. MCCLENDON
                                    Aubrey K. McClendon, Chief Executive Officer

                                                                  (the "Lender")

                                Notice Addresses:

                                Chesapeake Energy Corporation
                                Attention: Marcus C. Rowland
                                6100 North Western
                                Oklahoma City, Oklahoma  73118
                                Telefacsimile: (405) 879-9580

                                and

                                Commercial Law Group, P.C.
                                Attention: Ray Lees
                                2725 Oklahoma Tower
                                210 Park Avenue
                                Oklahoma City, Oklahoma  73102
                                Telefacsimile:  (405) 232-5553

                                  Exhibit "B"

THE WARRANTS AND THE ORDINARY SHARES TO BE ISSUED PURSUANT TO THIS WARRANT HAVE NOT BEEN REGISTERED UNDER ANY FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS UNLESS AND UNTIL THE HOLDER HEREOF PROVIDES (i) INFORMATION REASONABLY NECESSARY TO CONFIRM THAT SUCH REGISTRATION IS NOT REQUIRED OR (ii) AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.


                                  WARRANT NO. 1




July 23, 2001                    For the Purchase of 12,612,140 Ordinary Shares
                                 of Seven Seas Petroleum, Inc.


     FOR VALUE RECEIVED, SEVEN SEAS PETROLEUM, INC., a Cayman Islands exempted company limited by shares (the "Corporation"), hereby grants to CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation, or its registered assigns (collectively the "Holder"), the right (the "Warrants") to purchase at any time before the Expiration Date (as hereafter defined) twelve million six hundred twelve thousand one hundred forth (12,612,140) duly authorized, validly issued, fully paid and non-assessable shares (the "Warrant Shares") of the Corporation's ordinary shares, $.0001 par value (the "Ordinary Shares"), at the Exercise Price (as hereafter defined) and on the terms and conditions herein set forth. The number of Warrant Shares and the Exercise Price will be subject to adjustment as provided in this Warrant. This Warrant is issued subject to the following terms and conditions:

1. Exercise of Warrant. The Warrants are exercisable at the option of the Holder in whole or in part at any time prior to the Expiration Date by the delivery to the Corporation of written notice of the exercise of the Warrants specifying the number of Warrant Shares to be acquired, surrender of this Warrant to the Corporation and satisfaction of the Exercise Price for the Warrant Shares to be acquired through such exercise. The Warrants will be deemed exercised immediately prior to the close of business on the day that all of the foregoing requirements for the exercise of the Warrants are completed and the person entitled to receive the Warrant Shares will be treated for all purposes as the holder of record of such Warrant Shares at such time including, without implied limitation, the right to vote, receive dividends and to receive distributions for which the record date falls on or after such date. As promptly as possible after such date (in any event within five (5) business days) the Corporation will deliver to the Holder a stock certificate evidencing the Warrant Shares covered by the exercise. In the case of an exercise for less than all the Warrant Shares the Corporation will cancel this Warrant on the surrender hereof and will execute and deliver a new Warrant of like tenor for the balance of the unexercised Warrant Shares within such five (5) day period. If an exercise of all or part of the Warrants is to be made in connection with a registered public offering or a transaction described in paragraph 10 of this Warrant, the exercise of the Warrants may, at the election of the Holder, be conditioned on the consummation of the public offering or other transaction under paragraph 10 of this Warrant. In that case the exercise will not be deemed to be effective until the consummation of the specified condition.

2. Term. The Warrants may be exercised in full or in part at any time after September 30, 2001 and on or before 11:59 p.m. Oklahoma City, Oklahoma, time on, June 30, 2008 (the "Expiration Date"). To the extent not exercised prior to the Expiration Date, the Warrants and all of the rights of the Holder hereunder will expire and terminate on such date without any action or notice by the Corporation.

3. Exercise Price. On the exercise of the Warrants, the Holder agrees to pay to the Corporation for the Warrant Shares purchased by the Holder pursuant to the terms of this Warrant an amount (the "Exercise Price") multiplied by the number of Warrant Shares at the time of determination. The initial Exercise Price per Warrant Share is equal to the Aggregate Consideration (as hereafter defined) divided by twelve million six hundred twelve thousand one hundred forty (12,612,140), but is subject to adjustment pursuant to the terms of this Warrant. In no event will the aggregate Exercise Price for all of the Warrant Shares to be acquired under this Warrant, whether as a result of a change in the par value of the Ordinary Shares or a change in the number of Warrant Shares, exceed an amount (the "Aggregate Consideration") equal to Twenty-Two Million Five Hundred Thousand Dollars United States Dollars ($22,500,000.00). The
Exercise Price may be paid as follows, at the election of the Holder: (a) in lawful money of the United States of America; (b) by the Holder crediting against unpaid interest and principal due and owing under the Note (as hereafter defined) an amount equal to the Exercise Price; (c) by the Holder surrendering or assigning to the Corporation the Warrants under this Warrant with an aggregate Equity Value (as hereafter defined) equal to the Exercise Price; or
(d) by the Holder surrendering or assigning to the Corporation Ordinary Shares having a Current Market Price (as hereafter defined) equal to the Exercise Price. For purposes of this Warrant the term: (y) "Equity Value" means the difference between the Current Market Price for one Ordinary Share and the Exercise Price for one Warrant Share; and (z) "Note" means that certain promissory note of even date herewith executed by the Corporation in favor of the Holder in the original principal amount of Twenty-Two Million Five Hundred Thousand United States Dollars ($22,500,000.00).

4. Representations, Warranties and Covenants. The Corporation represents to and warrants, covenants and agrees with the Holder as follows:

     4.1 Reservation of Shares. At all times while the Warrants are outstanding the Corporation will reserve out of the Corporation's authorized but unissued Ordinary Shares, free from preemptive rights and solely for the purpose of effecting the exercise of the Warrants, a sufficient number of Ordinary Shares to provide for the exercise of the Warrants and all other options, warrants and convertible securities of the Corporation. The Corporation will take all such actions necessary to assure that all such Warrant Shares may be issued without violation of any applicable law, governmental regulation or requirements of any domestic securities exchange or automated quotation system on which the Ordinary Shares are listed or quoted (except for official notice of issuance, which will be immediately delivered by the Corporation upon each such issuance). The Corporation will take all necessary actions to assure that all of the Warrant Shares are authorized, approved for and listed on any national securities exchange or quotation system on which the Corporation's Ordinary Shares are listed or quoted. The Corporation will not take any action which would cause the number of authorized but unissued Ordinary Shares to be less than the number of Ordinary Shares required to be reserved for issuance on exercise of the Warrants.

     4.2 Valid Issuance. All Warrant Shares that may be issued on exercise of the Warrants will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, charges and encumbrances on issuance by the Corporation. The Corporation will not take any action or fail to take any action which will cause a contrary result (including, without limitation, any action that would cause the Exercise Price then in effect to be less than the par value, if any, of the Ordinary Shares).

     4.3 Cooperation. The Corporation will: (a) not close its books against the transfer of the Warrants or of any Warrant Shares in any manner which interferes with the timely exercise of the Warrants; (b) assist and cooperate with the Holder should the Holder be required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of the Warrants (including, without limitation, making any filings required to be made by the Corporation).

     4.4 Authority. The Corporation has taken all necessary action to authorize the execution and delivery of this Warrant and the issuance of the Warrant Shares on the exercise of the Warrants. This Warrant is a valid, binding and enforceable obligation of the Corporation subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws now or hereafter in effect relating to creditors' rights and remedies generally. The execution, delivery and performance of this Warrant will not violate: (a) any provision of the organizational documents or charter of the Corporation; (b) any order, writ, injunction or decree of any court, administrative agency or governmental body applicable to the Corporation or the Ordinary Shares; or (c) any contract, lease, note, bond, mortgage or other agreement to which the Corporation is a party, by which the
          Corporation is bound or to which any of the Corporation's assets are subject.

     4.5  Capitalization.  As of the  date of this  Warrant:  the  Corporation's authorized capital stock consists of one hundred fifty million (150,000,000) Ordinary Shares and fifty million (50,000,000) shares of which may be designated by the board of directors of the Corporation, none of which preferred shares have been designated or issued. As of the date of this Warrant the only shares of capital stock issued and outstanding, reserved for issuance or committed to be issued are: (a) thirty-seven million eight hundred thirty-six thousand four hundred twenty (37,836,420) fully paid and non- assessable Ordinary Shares duly issued and outstanding; (b) twelve million six hundred twelve thousand one hundred forty (12,612,140) Ordinary Shares reserved for issuance as a result of the proposed issuance of warrants (the "Series A Warrants") in connection with the sale by the Corporation of Twenty-two million Five Hundred Thousand Dollars ($22,500,000.00) of 12% Senior Secured Series A Notes due 2004; (c) twelve million six hundred twelve thousand one hundred forty (12,612,140) Ordinary Shares reserved for issuance on exercise of the Warrants; and (d) the remaining unissued Ordinary Shares out of the fifty-one million three hundred fifty-six thousand eight hundred eighty-eight (51,356,888) Ordinary Shares originally reserved for issuance under the Corporation's 1995, 1996 and 1997 stock option plans. The Warrant Shares reserved for issuance represent now less than twenty percent (20%) of the Corporation's fully diluted Ordinary Shares which as of the date of the issuance of this Warrant includes all of the issued and outstanding Ordinary Shares, any Ordinary Shares issuable under this Warrant, the maximum number of Ordinary Shares issuable in connection with the Series A Warrants and any other Options or Convertible Securities (as hereafter defined) excluding only Ordinary Shares issuable as a result Options issued under the Corporation's 1995, 1996 and 1997 compensatory stock option plans.

     4.6 Office. The Corporation will maintain an office for the purposes specified in this Warrant (the "Warrant Office"). The Warrant Office will initially be the Corporation's offices at Suite 1700, 5555 San Felipe Houston, Texas, 77056 and may subsequently be any other office of the Corporation or any transfer agent for the Ordinary Shares in the continental United States as to which written notice has previously been given to the Holder. The Corporation will maintain at the Warrant Office a register for the Warrants in which the Corporation will record the name and address of the person in whose name this Warrant has been issued. The Holder will be able to take any action permitted in this Warrant including, without implied limitation, the exercise or transfer of the Warrants.

     4.7 Participating Preferred Stock. At all times that any of the Warrants are outstanding, the Corporation will not issue any capital stock or shares of any class preferred as to dividends or as to the distribution of assets on voluntary or involuntary liquidation, dissolution or winding up: (a) without the prior written consent of the holders of sixty percent (60%) of the outstanding Warrants; or (b) unless such securities are limited to a fixed sum or percentage of par value in respect of participation in dividends and distributions.

5. Restrictive Legend. The Warrants are being acquired and any Warrant Shares to be acquired by the Holder pursuant to this Warrant (collectively, "Securities") will be acquired for investment for the Holder's own account and not with a view to, or for resale in connection with, any distribution of such Securities within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Securities will not be sold, transferred or otherwise disposed of without registration under the Securities Act and state securities laws or qualification for exemptions therefrom. The Holder agrees that each certificate evidencing the Warrant Shares may be inscribed with a legend to the foregoing effect, which legend will be as follows:

     THE ORDINARY SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL SUCH SHARES ARE FIRST REGISTERED UNDER THE SECURITIES ACT OF 1933, ALL APPLICABLE STATE SECURITIES LAWS AND ALL RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNLESS AND UNTIL THE HOLDER HEREOF PROVIDES (i) INFORMATION REASONABLY NECESSARY TO CONFIRM THAT SUCH REGISTRATION IS NOT REQUIRED OR (ii) AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

The Holder agrees that the Corporation may place a stop transfer order with the Corporation's transfer agent, if any, with respect to any noncomplying transfer of the certificates representing any Warrant Shares, which stop transfer order will be removed by the Corporation on compliance with the foregoing.

6. Registration Rights Agreement. The Holder and any other holder of Warrant Shares will have the registration rights provided for in that certain
Registration Rights Agreement dated of even date herewith (the "Registration Rights Agreement"), between the Corporation and the Holder. The Corporation will maintain copies of the Registration Rights Agreement available for inspection by the Holder during normal business hours at its office.

7. Anti-Dilution Adjustments. In order to prevent dilution of the rights granted with respect to the Warrants, the Exercise Price and the number of Warrant Shares obtainable on the exercise of a Warrant are subject to adjustment from time to time as follows:

     7.1 Issuance of Ordinary Shares. If and whenever on or after the date of this Warrant the Corporation issues or sells, or in accordance with paragraph 7.2 of this Warrant is deemed to have issued or sold, any Ordinary Shares for a consideration per share less than the Exercise Price in effect immediately prior to such time, then immediately on such issuance or sale the Exercise Price will be reduced to the new Exercise Price determined by dividing:

         7.1.1 the sum of (a) the product derived by multiplying the Exercise Price in effect immediately prior to such issue or sale times the number of Ordinary Shares Deemed Outstanding (as hereafter defined) immediately prior to such issue or sale, plus (b) the consideration, if any, received by the Corporation on such issuance or sale, divided by

         7.1.2 the number of Ordinary Shares Deemed Outstanding immediately after such issuance or sale.

     On each such adjustment of the Exercise Price hereunder, the number of Warrant Shares acquirable on exercise of a Warrant will be adjusted to the number of shares obtained by dividing the Aggregate Consideration by the Exercise Price resulting from the foregoing adjustment.

     7.2  Effect  on  Exercise  Price  of  Certain   Events.   For  purposes  of
          determining the adjusted Exercise Price under paragraph 7.1 of this Warrant, the following will be applicable:

         7.2.1 Issuance of Rights or Options. If the Corporation in any manner grants, issues or sells any Options (as hereafter defined) and the price per share for which Ordinary Shares are issuable on the exercise of such Options (or on the conversion or exchange of any Convertible Securities (as hereafter defined) issuable on the exercise of such Options) is less than the Exercise Price in effect immediately prior to the time of the grant, issuance or sale of such Options, then the total maximum number of shares of Ordinary Shares issuable on the exercise of such Options (or on the conversion or exchange of the total maximum amount of such Convertible Securities issuable on the exercise of such Options) will be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Ordinary Shares are issuable on exercise of such Options or on the conversion or exchange of any Convertible Securities" is determined by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation on the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation on the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by
               (b) the total maximum number of shares of Ordinary Shares issuable on exercise of such Options or on the conversion or exchange of all such Convertible Securities issuable on the exercise of such Options. No further adjustment of the Exercise Price will be made on the actual issuance of such Ordinary Shares or of such Convertible Securities on the exercise of such Options or on the actual issuance of Ordinary Shares as a result of the conversion or exchange of such Convertible Securities.

         7.2.2 Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Ordinary Shares are issuable on conversion or exchange thereof is less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Ordinary Shares issuable on conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issue or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Ordinary Shares are issuable on conversion or exchange thereof" is determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation on the conversion or exchange thereof, by (b) the total maximum number of shares of Ordinary Shares issuable on the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price will be made on the actual issue of such Ordinary Shares on conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made on exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this paragraph 7.2, no further adjustment of the Exercise Price will be made by reason of such issue or sale.

         7.2.3 Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable on the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Ordinary Shares changes at any time, the Exercise Price in effect at the time of such change will be adjusted immediately to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Ordinary Shares issuable hereunder will be correspondingly adjusted. For purposes of this paragraph 7.2, if the terms of any Option or Convertible Security which was outstanding as of the date of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Ordinary Shares deemed issuable on exercise, conversion or exchange thereof will be deemed to have been issued as of the date of such change. Notwithstanding the foregoing no such change will at any time cause the Exercise Price hereunder to be increased.

         7.2.4 Expired Options and Securities. On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Exercise Price then in effect and the number of shares of Ordinary Shares acquirable hereunder will be adjusted immediately to the Exercise Price and the number of shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of this paragraph 7.2, the expiration or termination of any Option or Convertible Security which was outstanding on or before the date of execution of this Warrant will not cause the Exercise Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of this Warrant.

         7.2.5 Calculation of Consideration Received. If any Ordinary Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the amount received by the Corporation therefor. In case any Ordinary Shares, Options or Convertible Securities are issued or sold for consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the Current Market Price thereof as of the date of receipt. In case any Ordinary Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Ordinary Shares, Options or Convertible
               Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined at the reasonable discretion of the board of directors of the Corporation consistent with the value assigned for generally accepted accounting principles for purposes of financial reporting. Notice of such determination will be given to the Holder. If such valuation is objected to by the holders of more than twenty-five percent (25%) of the Warrants within ten (10) days after notice of such valuation, then the valuation will be determined by a reputable investment bank of national standing selected by the holders of a majority of the Warrants, subject to the reasonable approval of the Corporation. The Corporation will pay the reasonable expense of such valuation.

         7.2.6 Integrated Transactions. In case any Option or Convertible Security is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Options or Convertible Security by the parties thereto, the Options or Convertible Security will be deemed to have been issued for consideration determined at the reasonable discretion of the board of directors of the Corporation consistent with the value assigned for purposes of generally accepted accounting principles. Notice of such determination will be given to the Holder. If such determination is objected to by the holders of more than twenty-five percent (25%) of the Warrants within ten
               (10) days after notice of such determination, then the determination will be made by a reputable investment bank of national standing selected by the holders of a majority of the Warrants, subject to the reasonable approval of the Corporation. The Corporation will pay the reasonable expense of such determination.

         7.2.7 Treasury  Shares.   The  number  of  shares  of  Ordinary  Shares
               outstanding at any given time will not include Ordinary Shares owned or held by or for the account of the Corporation or any subsidiary, and any issuance or disposition of any Ordinary Shares so owned or held will be considered an issuance or sale of Ordinary Shares.

         7.2.8 Record Date. If the Corporation takes a record of the holders of Ordinary Shares for the purpose of entitling them (a) to receive a dividend or other distribution payable in Ordinary Shares, Options or in Convertible Securities or (b) to subscribe for or purchase Ordinary Shares, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Ordinary Shares deemed to have been issued or sold on the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     7.3 Stock Splits and Reverse Splits. In the event that the Corporation at any time after the date of this Warrant subdivides its outstanding shares of Ordinary Shares into a greater number of shares (by stock split, stock dividend, recapitalization or otherwise), the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares purchasable on the exercise of the Warrants immediately prior to such subdivision will be proportionately increased. Conversely, in the event that the outstanding shares of Ordinary Shares at any time are combined into a smaller number of shares (by reverse stock split or otherwise), the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares purchasable on the exercise of the Warrants immediately prior to such combination will be proportionately reduced.

     7.4 Certain Events. If any event occurs of the type contemplated by the provisions of this paragraph 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's board of directors will make an appropriate adjustment in the Exercise Price and the number of shares of Ordinary Shares obtainable on exercise the Warrants so as to protect the rights of the holders of the Warrants. Notwithstanding anything herein to the contrary, no such adjustment will increase the Exercise Price or decrease the number of shares of Ordinary Shares as otherwise determined pursuant to this paragraph 7.

     7.5 Notice of Adjustment. Whenever the Exercise Price or the number of Warrant Shares issuable on the exercise of the Warrants will be adjusted as herein provided, or the rights of the Holder hereof will change by reason of other events specified herein, the Corporation will compute the adjusted Exercise Price and the adjusted number of Warrant Shares in accordance with the provisions hereof and will prepare an Officer's Certificate setting forth the adjusted Exercise Price and the adjusted number of Warrant Shares issuable on the exercise of the Warrants or specifying the other shares of stock, securities or assets receivable as a result of such change in rights, and showing in reasonable detail the facts and calculations on which such adjustments or other changes are based. The Corporation will promptly cause to be mailed to the Holder copies of such Officer's Certificate together with a notice stating that the Exercise Price and the number of Warrant Shares purchasable on exercise of the Warrants have been adjusted and setting forth the adjusted Exercise Price and the adjusted number of Warrant Shares purchasable on the exercise of the Warrants.

     7.6 Dividends. If the Corporation declares or pays a dividend on Ordinary Shares payable other than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied), then the Corporation will pay to the Holder at the time of payment thereof the amount or assets which would have been paid to the Holder had all of the Warrants been fully exercised immediately prior to the date on which a record was taken for such dividend, or, if no record is taken, the date as of which the record holders of Ordinary Shares entitled to such dividends are determined.

     7.7 Exceptions to Anti-Dilution Adjustment. Notwithstanding anything to the contrary contained in this Warrant, there will be no adjustment in the Exercise Price or the number of Warrant Shares obtainable on exercise of the Warrants as a consequence of the issuance by the Corporation of: (a) any option, warrant, convertible security or other right to acquire Ordinary Shares outstanding or in effect as of the date of this Warrant and not amended after the date of this Warrant;
          (b) any options, stock purchase rights or other rights to acquire up to five million three hundred fifty-six thousand eight hundred eighty-eight (5,356,888) shares of Ordinary Shares of the Corporation on exercise of options granted or that may be granted under the Corporation's compensatory 1995, 1996 and 1997 stock option plans at an exercise price no less than the current market price on the date of issuance; (c) up to twelve million six hundred twelve thousand one hundred forty (12,612,140) of the Series A Warrants to be issued in connection with the issuance of the Note by the Corporation; or (d) the issuance of Ordinary Shares as a result of the exercise of any of the foregoing. The number of Ordinary Shares exempted from the anti-dilution adjustments under foregoing clause (b) assumes that no such Options have been exercised and as a result will be reduced for any Options issued under the Corporation's 1995, 1996 and 1997 stock option plans which were exercised prior to the date of this Warrant.

     7.8 Definitions. For purposes of this Warrant the following terms will have the designated meanings: (a) "Ordinary Shares Deemed Outstanding" means at any given time, the number of Ordinary Shares actually outstanding at such time, plus the number of Ordinary Shares deemed to be outstanding pursuant to paragraph 7 hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time; (b) "Convertible Securities" means any stock or securities (directly or indirectly) convertible into or exchangeable for Ordinary Shares; and (c) "Options" means any rights or options to subscribe for or purchase Ordinary Shares or Convertible Securities.

     7.9 Current Market Price. For purposes of this Warrant the "Current Market Price" means: (a) with respect to a security which is traded on an organized national exchange or market for which sales price information for the last transaction is updated contemporaneously, the average closing prices of the security on the stock exchange or market where the security is traded or the average last bid prices as quoted on the applicable exchange or market for the immediately preceding five (5) trading days; and (b) if the security is not traded on such an organized exchange or market, the price per share of the security as determined in good faith by the Corporation's board of directors and set forth in a notice of such valuation to the Holder. If such determination is objected to by the holders of more than twenty-five percent (25%) of the Warrants within ten (10) days after notice of such determination, then the determination will be made by a reputable investment bank of national standing selected by the holders of a majority of the Warrants subject to reasonable approval by the Corporation. The Corporation will pay the reasonable expense of such determination.

8. Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Ordinary Shares, then, in substitution of pre-emptive rights under the shareholder rights agreement of even date herewith, the Holder may elect to acquire, on the terms applicable to such purchase rights, the aggregate purchase rights which the Holder could have acquired if the Holder had held the number of shares of Ordinary Shares acquirable on complete exercise of the Warrants immediately before the date on which a record is taken for the grant, issuance or sale of such purchase rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issue or sale of such purchase rights. The rights under this paragraph 8 will: (a) not apply to the rights offering for the Series A Notes; and (b) terminate on the transfer of this Warrant by the Holder to an unaffiliated third party.

9. Reorganizations and Asset Sales. If any recapitalization, reorganization or reclassification of the capital stock of the Corporation, or any consolidation, merger or share exchange of the Corporation with another person, or the sale, transfer or other disposition of all or substantially all of its assets to another person will be effected in such a way that a holder of Ordinary Shares of the Corporation will be entitled to receive capital stock, securities or assets with respect to or in exchange for shares of Ordinary Shares, then the following provisions will apply:

     9.1 Replacement Instrument. As a condition of such recapitalization, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer or other disposition (except as otherwise provided below in paragraph 9.2) lawful and adequate provisions in form and substance reasonably satisfactory to the holders of a majority of the Warrants will be made whereby the holders of Warrants will thereafter have the right to purchase and receive on the terms and conditions specified in this Warrant and in lieu of or addition to (as the case may be) the Warrant Shares immediately theretofore receivable on the exercise of the rights represented hereby, such shares of capital stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Ordinary Shares equal to the number of Warrant Shares immediately theretofore so receivable had such recapitalization, reorganization, reclassification, consolidation, merger, share exchange or sale not taken place. In any such case appropriate provision (in form and substance reasonably satisfactory to the holders of majority of the Warrants) will be made with respect to the rights and interests of the holders of the Warrants to the end that the provisions hereof (including, without limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Exercise Price to the value for the Ordinary Shares reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Ordinary Shares acquirable and receivable on exercise of the Warrants, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale) will thereafter be applicable, as nearly as possible, in relation to any shares of capital stock, securities or assets thereafter deliverable on the exercise of the Warrants.

     9.2 Assumption. The Corporation will not effect any such consolidation, merger, share exchange, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor person (if other than the Corporation) resulting from such consolidation, share exchange or merger or the person purchasing or otherwise acquiring such assets will have assumed by written instrument executed and mailed or delivered to the Holder hereof at the last address of the Holder appearing on the books of the Corporation, (a) the obligation to deliver to the Holder such shares of capital stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and (b) all other liabilities and obligations of the Corporation hereunder. The foregoing will be performed by issuing a new warrant identical to the terms of this Warrant revised to reflect the new parties thereto, a provision indicating the replacement nature of the new warrant and any modifications in Exercise Price and number of shares of stock or equity interests obtainable on the exercise of the new warrant as provided herein.

10. Notices to Holder. If at any time the Corporation proposes to:

     10.1 to declare any dividend on its Ordinary Shares payable in capital stock or make any dividend or other distribution (including cash dividends) to the holders of the Ordinary Shares;

     10.2 to offer for subscription pro rata to all of the holders of the Ordinary Shares any additional shares of capital stock of any class or other rights other than the Series A Notes or Series A Warrants;

     10.3 to effect any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation, merger or share exchange of the Corporation with another person, or sale, transfer or other disposition of all or substantially all of its assets; or

     10.4 to effect a voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

     then, as a condition to taking any one or more of the foregoing actions and in addition to any other obligation under this Warrant, the Corporation will give the Holder: (a) at least thirty (30) days (but not more than 90 days) prior written notice of the date on which the books of the Corporation will close or a record will be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of such issuance, recapitalization, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, and (b) in the case of any such issuance, recapitalization, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, at least thirty (30) days (but not more than 90 days) prior written notice of the date when the same will take place. Any notice under foregoing clause (a) will specify the date on which the holders of Ordinary Shares will be entitled to any such dividend, distribution or subscription rights, and any notice under foregoing clause
     (b) will specify the date on which the holders of Ordinary Shares will be entitled to exchange their Ordinary Shares, as the case may be, for securities or other property deliverable on such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up.

11. Fractional Shares. Fractional shares will not be issued on the exercise of the Warrants. If the Holder would be entitled to receive a fractional share, the Corporation will pay to the Holder an amount equal to the fractional share multiplied by the Current Market Price for one share of Ordinary Shares less the Exercise Price.

12. Fully Paid Stock; Taxes. The Corporation covenants and agrees that the shares of stock represented by each and every certificate for its Ordinary Shares to be delivered on the exercise of the Warrants will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free from all taxes, liens, charges and encumbrances. The Corporation agrees to pay when due and payable any and all federal and state taxes (including, without limitation, all documentary, stamp, transfer or other transactional taxes but excluding income taxes) which may be payable in respect of the Warrants, any Warrant Shares or certificates therefor on the exercise of the Warrants.

13. Notices. Any notice, demand or communication required or permitted to be given by any provision of this Warrant will be in writing and will be deemed to have been given and received when delivered personally or by telefacsimile to the party designated to receive such notice, or on the date following the day sent by overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the following addresses or to such other or additional addresses in the continental United States of America as any party might designate by written notice to the other parties:

         To the Corporation:                Mr. Robert Hefner III
                                            Chief Executive Officer
                                            Seven Seas Petroleum, Inc.
                                            Suite 1700, 5555 San Felipe
                                            Houston, Texas 77056
                                            Phone: (713) 622-8218
                                            Fax: (713) 621-9770

         To the Holder:                     Mr. Aubrey K. McClendon
                                            Chief Executive Officer
                                            Chesapeake Energy Corporation
                                            6100 North Western
                                            Oklahoma City, Oklahoma 73118
                                            Phone: (405) 879-9226
                                            Facsimile: (405) 848-8858

14. Assignment. Subject to conditions set forth herein, this Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Corporation to be maintained for such purpose, on surrender of this Warrant at the office of the Corporation maintained for such purpose, together with a written assignment of this Warrant duly executed by the Holder and payment of funds sufficient to pay any stock transfer taxes payable on the making of such transfer. On such surrender and payment, the Corporation will, subject to conditions set forth herein, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant will promptly be canceled. The conditions to transferability specified in this Warrant are intended to ensure compliance with the provisions of the Securities Act and applicable state securities laws in respect of the transfer of any Warrant or any Warrant Shares and are to be strictly construed.

15. Governing Law. This Warrant is being delivered and is intended to be performed in Oklahoma and will be construed and enforced in accordance with, and the rights of the parties will be governed by, the law of such state.

16. Agent Appointment; Jurisdiction. The Corporation hereby irrevocably appoints CT Corporation, located in Oklahoma City, Oklahoma, or such other person as may be designated by the Corporation and approved by the Holder, in writing, as the Corporation's agent (the "Service Agent") for the purpose of accepting notices and service of process so long as the Holder owns any of the Warrants or the Warrant Shares. Any notice or service of process delivered to the Service Agent will be deemed to be served on the Corporation for purposes of this Warrant. THE CORPORATION HEREBY IRREVOCABLY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF OKLAHOMA AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE ON THE CORPORATION BY SERVICE ON THE SERVICE AGENT IN ANY LEGAL PROCEEDING RELATING TO THIS WARRANT BY ANY MEANS ALLOWED UNDER OKLAHOMA OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS WARRANT WILL BE BROUGHT AND LITIGATED EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF OKLAHOMA, TO THE EXTENT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE IN THE OKLAHOMA DISTRICT COURT SITTING IN OKLAHOMA COUNTY, OKLAHOMA. THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND FURTHER AGREE TO A TRANSFER OF ANY SUCH PROCEEDING TO A FEDERAL COURT SITTING IN OKLAHOMA CITY, OKLAHOMA, TO THE EXTENT THAT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE TO A STATE COURT IN OKLAHOMA COUNTY, OKLAHOMA. IN FURTHERANCE THEREOF, THE CORPORATION AND THE HOLDER EACH HEREBY ACKNOWLEDGE AND AGREE THAT IT WAS NOT INCONVENIENT FOR THEM TO NEGOTIATE AND ENTER INTO THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT IN OKLAHOMA COUNTY, OKLAHOMA AND THAT IT WILL BE NEITHER INCONVENIENT NOR UNFAIR TO LITIGATE OR OTHERWISE RESOLVE ANY DISPUTES OR CLAIMS IN A COURT SITTING IN OKLAHOMA COUNTY, OKLAHOMA.

17. Headings. The headings of the paragraphs of this Warrant are inserted for convenience only and will not be deemed to constitute a part of this Warrant.

18. Lost, Stolen, Destroyed or Mutilated Warrant. In case this Warrant is mutilated, lost, stolen or destroyed, the Corporation agrees to issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and on surrender and cancellation of this mutilated Warrant, or in lieu of this Warrant being lost, stolen or destroyed, on receipt of evidence reasonably satisfactory to the Corporation of the loss, theft or destruction of this Warrant and on receipt of indemnity satisfactory to the Corporation (provided that in the case of Chesapeake Energy Corporation, any affiliate of Chesapeake Energy Corporation or an institutional investor, the investor's own agreement will be deemed satisfactory to the Corporation).

19. Fees and Expenses. The Corporation agrees to pay on demand all costs and expenses (including attorney's fees and costs) incurred by the Holder arising out of or in connection with the administration, enforcement or preservation of any rights under this Warrant including, without limitation, the enforcement of this Warrant by judicial proceedings, proceedings under Chapter 7 or 11 of the Bankruptcy Code or any successor statute thereto, or otherwise.

20. Consent to Amendments; Waivers. The provisions of this Warrant may be amended or waived at any time only by the written agreement of the Corporation and the Holder. Any waiver, permit, consent or approval of any kind or character on the part of the Holder of any provisions or conditions of this Warrant must be made in writing and will be effective only to the extent specifically set forth in such writing. No course of dealing between the Corporation and the Holder and no delay in exercising any right, remedy, or power conferred hereby or now or hereafter existing at law or under equity, by statute or otherwise, will operate as a waiver of or otherwise prejudice any such right, power or remedy.

21. Warrant Holder Not Shareholder. This Warrant does not confer on the Holder hereof any right to vote or to consent as a shareholder of the Corporation, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as hereinbefore provided.

22. Severability. Should any part of this Warrant for any reason be declared invalid, such decision will not affect the validity of any remaining portion, which remaining portion will remain in full force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

     IN WITNESS WHEREOF, this Warrant has been executed effective the ____ day of ____, 2001.

                   SEVEN SEAS PETROLEUM, INC., a Cayman Island exempted company limited by shares


                   By________________________________________
                   Name________________________________________
                   Title ________________________________________

                                                             (the "Corporation")

                   CHESAPEAKE ENERGY CORPORATION, an
                   Oklahoma corporation


                   By________________________________________
                   Name________________________________________
                   Title________________________________________

                                                                  (the "Holder")

                                  Exhibit "D"

                            Seven Seas Petroleum Inc.

                         Shareholder's Rights Agreement


     THIS SHAREHOLDER'S RIGHTS AGREEMENT has been made and entered into this ____ day of ________, 2001, by and between Chesapeake Energy Corporation ("Chesapeake"), an Oklahoma corporation, and Seven Seas Petroleum Inc. ("Seven Seas" or the "Company"), a Cayman Islands exempted company limited by shares, with reference to the following circumstances:

     A. Chesapeake and Seven Seas have entered into a Note Purchase and Loan Agreement (the "Purchase Agreement") contemporaneously herewith pursuant to which Chesapeake will purchase $22,500,000 of principal amount Senior Secured Notes (the "Notes") of Seven Seas and 12,612,139 Warrants to purchase an equal number of the Company's voting ordinary shares. Unless otherwise defined or required by context, words defined in the Purchase Agreement shall have the same meaning herein.

     B. As a condition to Chesapeake's obligation to purchase the Notes and Warrants, Seven Seas agreed to provide Chesapeake, under the terms and conditions of this Agreement, the right to (i) designate up to two persons to serve on Seven Seas board of directors and (ii) participate in future offerings by Seven Seas.

     ACCORDINGLY, premises considered, the parties have entered into this agreement.

     1. Chesapeake's Designation of Directors. In the event Chesapeake elects to do so in writing, at any time from and after the Closing Date until the termination of this Agreement, , the Board of the Company will appoint in accordance with its procedures for the appointment of directors as provided in its Articles of Association ("By-laws") and applicable law, two persons designated by Chesapeake who are senior executives of Chesapeake and one of whom is its chief executive officer (all such persons who, at any time, are or were designated by Chesapeake for purposes of this agreement are referred to herein as "Chesapeake Designees"). Chesapeake shall designate the Chesapeake Designees by written notice to the Company. After appointment of the Chesapeake Designees as provided herein, at each subsequent annual or special meeting for the election of directors of the Company, the Company will nominate the Chesapeake Designees in accordance with its By-laws. The Chesapeake Designees will receive, at the expense of the Company, the same expense reimbursement with respect to their services as directors of the Company as other directors of the Company. Upon termination of this Agreement in accordance with its terms, Chesapeake shall cause all Chesapeake Designees then serving as directors of Seven Seas to resign immediately. In the event any Chesapeake Designee shall cease to serve as a director for any reason other than the termination of this Agreement, the vacancy resulting thereby shall be filled by the remaining directors of the Company in accordance with its By-laws and applicable law by a new Chesapeake Designee who shall thereafter serve until the expiration of the term of the Chesapeake Designee replaced by the new Chesapeake Designee. Notwithstanding anything to the contrary contained herein, no Chesapeake Designee may be a person who previously has been a director of Seven Seas and was properly removed for cause from the board of directors of the Company or a person who has been convicted of a felony or a crime involving moral turpitude. At all times during the term of this Agreement during which no Chesapeake Designees are serving on the Company's Board, Chesapeake will have the right to designate one representative of Chesapeake to attend and observe all meetings of the board of directors of the Company and each of the Subsidiaries and all committees thereof. The Company will provide such designated observer with all notices and materials provided to the board or committee members at the same time as such notices and materials are provided to the directors or committee members. The Company will promptly pay or reimburse each such designated observer for all reasonable out-of-pocket expenses incurred in connection with attending board or committee meetings of the Company or any Subsidiary. The Company will not and will not permit any of the Subsidiaries to take any board or committee action by written consent without ten (10) days prior written notice to Chesapeake.

     2. Right to Participate in Certain Securities Issuances by Seven Seas.

          (a) Definitions. As used herein, the following terms shall have the meanings indicated:

          "New Securities" shall mean any (i) Capital Stock, (ii) debt or security convertible into Capital Stock and (iii) option, warrant or right to acquire Capital Stock of the Company, whether or not attached to another security, except New Securities shall not include (a) shares issued pursuant to the exercise of the Warrants, (b) compensatory stock options and shares issued pursuant to the exercise of compensatory options granted under existing stock option plans of the Company approved by its shareholders, (c) the Warrants, the Short Term Secured Notes or the Senior Secured Notes or any securities issued in exchange therefor, including warrants issued pursuant to the rights offering contemplated by the Purchase Agreement, (d) shares of Capital Stock issued in connection with any stock split, stock dividend or recapitalization by the Company, (e) shares of Capital Stock issued in connection with a merger, consolidation, combination, share exchange or other acquisition pursuant to which the Company acquires another entity , (f) shares of Capital Stock issued in connection with the acquisition of assets by the Company, (g) shares of Capital Stock issued in connection with the retirement of Company debt and
     (h) shares of Capital Stock issued pursuant to a reorganization with the principal purpose of changing the Company's domicile. At any time the Notes are outstanding, the exclusions from the definition of New Securities contained in clauses (e), (f) and (g) above will not apply unless the transaction is consummated in compliance with the Purchase Agreement.

          "Capital Stock" shall mean any class of capital shares authorized to be issued by the Company under its Memorandum of Association or other charter documents.

          "Short Term Secured Notes" shall mean those certain secured promissory notes in the aggregate principal amount of $22,500,000 issued to Robert A. Hefner III and other investors contemporaneously with the sale by the Company to Chesapeake of $22,500,000 Senior Secured Notes under the Purchase Agreement.

          "Senior Secured Notes" shall mean Seven Seas' 12% Senior Secured Notes due 2004 issued to Chesapeake by Seven Seas under the Purchase Agreement and proposed to be issued in connection with a rights offering , as described in the Purchase Agreement.

          "Public Offering" shall mean a firm commitment underwritten public offering pursuant to a registration statement which has been declared effective by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, or any successor federal statute, as in effect from time to time.

          (b) Issues of New Securities. Seven Seas shall not issue any New Securities unless it shall have first complied with, in the case of an issuance other than pursuant to a Public Offering, the provisions of
     Section  2 (c) or,  in the case of a Public  Offering,  the  provisions  of
     Section 2 (d).

          (c) Issues Not Involving a Public Offering. If Seven Seas determines to issue New Securities other than in a Public Offering, then Seven Seas shall provide written notice of such determination to Chesapeake, which notice shall include all of the terms of the issuance and shall offer to Chesapeake the right to purchase up to 20% of the New Securities, at the same price and under the same terms as Seven Seas proposes to issue the New Securities to others (the "Offer Notice"). If Chesapeake determines to accept the offer contained in the Offer Notice, Chesapeake shall deliver a written notice to the Company indicating its acceptance within ten (10) days after its receipt of the Offer Notice, which notice shall indicate whether Chesapeake has accepted the offer in whole or in part, and if accepted in part, the number or amount of New Securities (which shall not be less than 5% of the New Securities) as to which such offer has been accepted (an "Acceptance Notice"). Any acceptance of the offer contained in the Offer Notice by delivery of an Acceptance Notice shall, on consummation of the issuance of the New Securities in accordance with the Offer Notice, be irrevocable and shall constitute a commitment by Chesapeake to purchase from the Company and by the Company to sell to Chesapeake the number or amount of New Securities covered by such Acceptance Notice upon the terms contained in the Offer Notice. In the event any of the New Securities covered by the Offer Notice are sold on different terms, the Company will provide a new Offer Notice under this paragraph and the initial Offer Notice will be superceded thereby.

          (d) Issues Involving a Public Offering. If the Company proposes to issue any New Securities in a Public Offering, the Company shall provide written notice of such determination to Chesapeake no later than the time that the Company commences the process to make the Public Offering. The notice shall include the proposed size and other terms of such issuance, to the extent then known, the name or names of the managing underwriter for the proposed Public Offering, if then known, and the date when it is proposed that the Public Offering will be made. The Company shall cause the underwriters of the Public Offering to offer to Chesapeake, subject to such conditions as the underwriters may reasonably require, the right to purchase from the underwriters of the Public Offering, at the Public Offering price set forth on the cover page of the prospectus or prospectus supplement for the Public Offering, 5% of the New Securities proposed to be issued.

     3. Representations and Warranties of Seven Seas. Seven Seas represents and warrants to Chesapeake that (i) Seven Seas is an exempted company limited by shares (as defined in The Companies Law (2000 Revision) of the Cayman Islands) duly organized, validly existing and in good standing under the laws of the Cayman Islands and has the corporate power and authority to enter into this agreement and to carry out its obligations hereunder, (ii) the execution and delivery of this agreement by Seven Seas and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seven Seas and no other corporate proceedings on the part of the Company are necessary to authorize this agreement or any of the transactions contemplated hereby, and (iii) this agreement has been duly executed and delivered by Seven Seas and constitutes a valid and binding obligation of the Company and, assuming this agreement constitutes a valid and binding obligation of Chesapeake, is enforceable against Seven Seas in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity.

     4. Representations and Warranties of Chesapeake. Chesapeake represents and warrants to Seven Seas that (i) Chesapeake is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has the corporate power and authority to enter into this agreement and to carry out its obligations hereunder, (ii) the execution and delivery of this agreement by Chesapeake and the consummation by Chesapeake of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Chesapeake and no other corporate proceedings on the part of Chesapeake are necessary to authorize this agreement or any of the transactions contemplated hereby, and (iii) this agreement has been duly executed and delivered by Chesapeake and constitutes a valid and binding obligation of Chesapeake, and, assuming this agreement constitutes a valid and binding obligation of Seven Seas, enforceable against Chesapeake in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditor's rights generally from time to time and to general principles of equity.

     5. Amendment. This Agreement may be amended or waived only by written instrument duly executed by the parties.

     6. Injunctive Relief. Each of the parties hereto hereby acknowledges that in the event of a breach by any of them of any material provision of this agreement, the aggrieved party may be without an adequate remedy of law. Each of the parties therefore agrees that in the event of a breach of any material provision of this agreement the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled in equity or at law.

     7. Governing Law. This agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Oklahoma, without regard to the principles of conflicts of law thereof.

     8. Termination. This agreement may be terminated (i) by mutual written consent of the parties hereto; (ii) by Chesapeake at any time by written notice to Seven Seas and (iii) by Chesapeake or Seven Seas by written notice to the other if Chesapeake's Senior Secured Note has been paid in full and Chesapeake shall have become the beneficial owner (for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of less than 20% of the Warrants or the Warrant Shares..

     9. Notices. All notices, requests, demands or other communications required or permitted by this agreement shall be in writing and effective when received, and delivery shall be made personally or by registered or certified mail, return receipt requested, postage prepaid, or overnight courier or confirmed facsimile transmission, addressed as follows:

          (a) If to Seven Seas:

                          5555 San Felipe, Suite 1700
                          Houston, Texas 77056
                          Attention:  Mr. Larry A. Ray, President
                          Facsimile No.: (713) 621-9770

                          with a copy to:

                          Gary F. Fuller, Esq.
                          McAfee & Taft A Professional Corporation
                          10th Floor, Two Leadership Square
                          211 N. Robinson
                          Oklahoma City, Oklahoma 73102
                          Facsimile No.: (405) 235-0439

          (b) If to Chesapeake:

                          Chesapeake Energy Corporation
                          P.O. Box 18496
                          Oklahoma City, Oklahoma 73154-0496
                          Attention: Mr. Aubrey K. McClendon, Chairman & CEO Facsimile No.: (405) 879-9580

                          with a copy to:

                          Shannon Self, Esq.
                          Commercial Law Group, PLLC
                          2715 Oklahoma Tower
                          210 Park Avenue
                          Oklahoma City, Oklahoma 73102
                          Facsimile No.: (405) 232-5553

     10. Severability. If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     11. Entire Agreement. This agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise.

     12. Parties in Interest. This agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this agreement.

     13. Headings. The descriptive headings contained in this agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this agreement.

     14. Counterparts. This agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     EXECUTED as of the day and year first above written.

                             SEVEN SEAS PETROLEUM INC.


                             By
                                 Larry A. Ray, President


                             CHESAPEAKE ENERGY CORPORATION


                             By
                                 Aubrey K. McClendon, Chairman and CEO